FOURTH AMENDED AND RESTATED
                        AGREEMENT OF LIMITED PARTNERSHIP
                                       OF
                        GABLES REALTY LIMITED PARTNERSHIP


THIS FOURTH AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF GABLES REALTY LIMITED PARTNERSHIP ("Agreement"), dated as of November 12, 1998, is entered into by and among Gables GP, Inc. ("GGPI"), a Texas corporation, as the General Partner and the Persons whose names are set forth on Exhibit A as attached hereto, as the Limited Partners, together with any other Persons who become Partners in the Partnership as provided herein.

WHEREAS, the partnership was organized on October 15, 1993 by Arbor Properties, Inc., as general partner and Marcus E. Bromley as organizational limited partner;

WHEREAS, by amendment dated January 19, 1994, Arbor Properties, Inc. withdrew from the Partnership and GGPI was admitted as a successor general partner;

WHEREAS, by amendment dated January 26, 1994, the Limited Partners made certain contributions to the capital of the Partnership;

WHEREAS, by amendment dated July 24, 1997, the General Partner, pursuant to and in accordance with Section 4.2.A, caused the Partnership to issue additional Partnership Interests (the "Series A Preferred Units") in connection with the offering by Gables Trust of shares of its 8.30% Series A Cumulative Redeemable Preferred Shares ("Gables Trust Series A Preferred Shares");

WHEREAS, by amendment dated June 18, 1998, the General Partner, pursuant to and in accordance with Section 4.2.A, caused the Partnership to issue additional Partnership Interests (the "Series Z Preferred Units") in connection with the issuance by Gables Trust of shares of its 5.00% Series Z Cumulative Redeemable Preferred Shares ("Gables Trust Series Z Preferred Shares");

WHEREAS, the General Partner is, pursuant to and in accordance with Section 4.2.A., causing the Partnership to issue additional Partnership Interests (the "Series B Preferred Units") in connection with a capital contribution by Greene Street 1998 Exchange Fund, L.P. (the "Series B Contributor") of $25.00 per Series B Preferred Unit paid in cash; the rights and preferences of the Series B Preferred Units, to the extent not set forth in this Agreement, are set forth in Exhibit F hereto;
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                                       2

WHEREAS, the Series B Preferred Units are exchangeable for shares of Gables Trust's 8.625% Series B Cumulative Redeemable Preferred Shares ("Gables Trust Series B Preferred Shares") in the circumstances and in accordance with the procedure set forth in Exhibit F hereto;

NOW THEREFORE, in consideration of the mutual covenants herein contained, and other valuable consideration, the receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:


                                    ARTICLE 1
                                  DEFINED TERMS

The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

"ACT" means the Delaware Revised Uniform Limited Partnership Act, as it may be amended from time to time, and any successor to such statute.

"ADDITIONAL LIMITED PARTNER" means a Person admitted to the Partnership as a Limited Partner pursuant to Section 4.2 hereof and who is shown as such on the books and records of the Partnership.

"ADJUSTED CAPITAL ACCOUNT" means the Capital Account maintained for each Partner as of the end of each Partnership taxable year (i) increased by any amounts which such Partner is obligated to restore pursuant to any provision of this Agreement or is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5) and (ii) decreased by the items described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), and 1.704-1(b)(2)(ii)(d)(6).
The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

"ADJUSTED CAPITAL ACCOUNT DEFICIT" means, with respect to any Partner, the deficit balance, if any, in such Partner's Adjusted Capital Account as of the end of the relevant Partnership taxable year.

"ADJUSTED PROPERTY" means any property the Carrying Value of which has been adjusted pursuant to Exhibit B hereof. Once an Adjusted Property is deemed distributed by, and recontributed to, the Partnership for federal income tax purposes upon a termination thereof pursuant to Section 708 of the Code, such property shall thereafter constitute a Contributed Property until the Carrying Value of such property is further adjusted pursuant to Exhibit B hereof.

"AFFILIATE" means, with respect to any Person, (i) any Person directly or indirectly controlling, controlled by or under common control with such Person,
(ii) any Person owning or controlling ten percent (10%) or more of the outstanding voting interests of such Person, (iii) any Person of which such Person owns or controls ten percent (10%) or more of the voting interests, or
(iv) any officer, director, general partner or trustee of such Person or of any Person referred to in clauses (i), (ii), and (iii) above.

"AGREED VALUE" means (i) in the case of any Contributed Property set forth in Exhibit D and as of the time of its contribution to the Partnership, the Agreed Value of such property as set forth in Exhibit D; (ii) in the case of any Contributed Property not set forth in Exhibit D and as of the time of its contribution to the Partnership, the 704(c) Value of such property, reduced by any liabilities either assumed by the Partnership upon such contribution or to which such property is subject when contributed, and (iii) in the case of any property distributed to a Partner by the Partnership, the Partnership's Carrying Value of such property at the time such property is distributed, reduced by any indebtedness either assumed by such Partner upon such distribution or to which such property is subject at the time of distribution as determined under Section 752 of the Code and the Regulations thereunder.

"AGREEMENT"  means  this  First  Amended  and  Restated   Agreement  of  Limited
Partnership, as it may be amended, supplemented or restated from time to time.

"ASSIGNEE" means a Person to whom one or more Partnership Units have been transferred in a manner permitted under this Agreement, but who has not become a Substituted Limited Partner, and who has the rights set forth in Section 11.5.

"AVAILABLE CASH" means, with respect to any period for which such calculation is being made, (i) the sum of:

     (a) the Partnership's Net Income or Net Loss (as the case may be) for such period (without regard to adjustments resulting from allocations described in Sections 1.A through 1.E of Exhibit C);

     (b) Depreciation and all other noncash charges deducted in determining Net Income or Net Loss for such period;

     (c) the amount of any reduction in the reserves of the Partnership referred to in clause (ii) (f) below (including, without limitation, reductions resulting because the General Partner determines such amounts are no longer necessary);

     (d) the excess of proceeds from the sale, exchange, disposition, or refinancing of Partnership property for such period over the gain recognized from such sale, exchange, disposition, or refinancing during such period (excluding Terminating Capital Transactions); and

     (e) all other cash received by the Partnership for such period that was not included in determining Net Income or Net Loss for such period;

(ii) less the sum of:

     (a) all principal debt payments made by the Partnership during such period;

     (b)  capital expenditures made by the Partnership during such period;

     (c) investments made by the Partnership during such period in any entity (including loans made thereto) to the extent that such investments are not otherwise described in clause (ii)(a) or (ii)(b);

     (d) all other expenditures and payments not deducted in determining Net Income or Net Loss for such period;

     (e) any amount included in determining Net Income or Net Loss for such period that was not received by the Partnership during such period;

     (f) the amount of any increase in reserves during such period which the General Partner determines to be necessary or appropriate in its sole and absolute discretion; and

     (g) the amount of any working capital accounts and other cash or similar balances which the General Partner determines to be necessary or appropriate, in its sole and absolute discretion.

Notwithstanding the foregoing, Available Cash shall not include any cash received or reductions in reserves, or take into account any disbursements made or reserves established, after commencement of the dissolution and liquidation of the Partnership.

"BOOK-TAX DISPARITIES" means, with respect to any item of Contributed Property or Adjusted Property, as of the date of any determination, the difference between the Carrying Value of such Contributed Property or Adjusted Property and the adjusted basis thereof for federal income tax purposes as of such date. A Partner's share of the Partnership's Book-Tax Disparities in all of its Contributed Property and Adjusted Property will be reflected by the difference between such Partner's Capital Account balance as maintained pursuant to Exhibit B and the hypothetical balance of such Partner's Capital Account computed as if it had been maintained strictly in accordance with federal income tax accounting principles.

"BUSINESS DAY" means any day except a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

"CAPITAL ACCOUNT" means the Capital Account maintained for a Partner pursuant to Exhibit B hereof.

"CAPITAL CONTRIBUTION" means, with respect to any Partner, any cash, cash equivalents or the Agreed Value of Contributed Property which such Partner contributes or is deemed to contribute to the Partnership pursuant to Section 4.1, 4.2, or 4.3 hereof.

"CARRYING VALUE" means (i) with respect to a Contributed Property or Adjusted Property, the 704(c) Value of such property, reduced (but not below zero) by all Depreciation with respect to such Property charged to the Partners' Capital Accounts following the contribution of or adjustment with respect to such Property, and (ii) with respect to any other Partnership property, the adjusted basis of such property for federal income tax purposes, all as of the time of determination. The Carrying Value of any property shall be adjusted from time to time in accordance with Exhibit B hereof, and to reflect changes, additions or other adjustments to the Carrying Value for dispositions and acquisitions of Partnership properties, as deemed appropriate by the General Partner.

"CASH AMOUNT" means an amount of cash per Partnership Unit equal to the Value on the Valuation Date of the REIT Shares Amount.

"CERTIFICATE" means the Certificate of Limited Partnership relating to the Partnership filed in the office of the Delaware Secretary of State, as amended from time to time in accordance with the terms hereof and the Act.

"CODE" means the Internal Revenue Code of 1986, as amended and in effect from time to time, as interpreted by the applicable regulations thereunder. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

"CONSENT" means the consent or approval of a proposed action by a Partner given in accordance with Section 14.2 hereof.

"CONTRIBUTED PROPERTY" means each property or other asset, in such form as may be permitted by the Act, but excluding cash, contributed or deemed contributed to the Partnership (including deemed contributions to the Partnership on termination and reconstitution thereof pursuant to Section 708 of the Code). Once the Carrying Value of a Contributed Property is adjusted pursuant to Exhibit B hereof, such property shall no longer constitute a Contributed Property for purposes of Exhibit B hereof, but shall be deemed an Adjusted Property for such purposes.

"CONVERSION  FACTOR" means 1.0, provided that in the event that the Gables Trust
(i) declares or pays a dividend on its outstanding REIT Shares in REIT Shares or makes a distribution to all holders of its outstanding REIT Share in REIT

Shares; (ii) subdivides its outstanding REIT Shares; or (iii) combines its outstanding REIT Shares into a smaller number of REIT Shares, the Conversion Factor shall be adjusted by multiplying the Conversion Factor by a fraction, the numerator of which shall be the number of REIT Shares issued and outstanding on the record date for such dividend, distribution, subdivision or combination assuming for such purpose that such dividend, distribution, subdivision or combination has occurred as of such time, and the denominator of which shall be the actual number of REIT Shares (determined without the above assumption) issued and outstanding on the record date for such dividend, distribution, subdivision or combination. Any adjustment to the Conversion Factor shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

"DECLARATION OF TRUST" means the Declaration of Trust of Gables Residential Trust (formerly Gables Properties Trust) filed in the State of Maryland on October 13, 1993, as amended or restated from time to time.

"DEPRECIATION" means, for each taxable year an amount equal to the federal income tax depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such year, except that if the Carrying Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Carrying Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such year bears to such beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization, or other cost recovery deduction for such year is zero, Depreciation shall be determined with reference to such beginning Carrying Value using any reasonable method selected by the General Partner.

"EFFECTIVE DATE" means the date of closing of the initial public offering of REIT Shares pursuant to that certain purchase agreement among the Gables Trust, the General Partner and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Dean Witter Reynolds Inc. and The Robinson-Humphrey Company, Inc., as representatives of the underwriters.

"GABLES TRUST" means Gables Residential Trust, a Maryland real estate investment trust.

"GENERAL PARTNER" means Gables GP, Inc., in its capacity as the general partner of the Partnership, or its successors as general partner of the Partnership.

"GENERAL PARTNER INTEREST" means a Partnership Interest held by the General Partner that is a general partnership interest. A General Partner Interest may be expressed as a number of Partnership Units.

"IRS" means the Internal Revenue Service, which administers the internal revenue laws of the United States.

"IMMEDIATE  FAMILY"  means,  with  respect to any natural  Person,  such natural
Person's  spouse  and  such  natural  Person's  natural  or  adoptive   parents,
descendants, nephews, nieces, brothers, and sisters.

"INCAPACITY" or "INCAPACITATED" means, (i) as to any individual Partner, death, total physical disability or entry by a court of competent jurisdiction adjudicating him incompetent to manage his Person or his estate; (ii) as to any corporation which is a Partner, the filing of a certificate of dissolution, or its equivalent, for the corporation or the revocation of its charter; (iii) as to any partnership which is a Partner, the dissolution and commencement of winding up of the partnership; (iv) as to any estate which is a Partner, the
distribution   by  the  fiduciary  of  the  estate's   entire  interest  in  the
Partnership; (v) as to any trustee of a trust which is a Partner, the termination of the trust (but not the substitution of a new trustee); or (vi) as to any Partner, the bankruptcy of such Partner. For purposes of this definition, bankruptcy of a Partner shall be deemed to have occurred when (a) the Partner commences a voluntary proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect, (b) the Partner is adjudged as bankrupt or insolvent, or a final and nonappealable order for relief under any bankruptcy, insolvency or similar law now or hereafter in effect has been entered against the Partner, (c) the Partner executes and delivers a general assignment for the benefit of the Partner's creditors, (d) the Partner files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Partner in any proceeding of the nature described in clause (b) above, (e) the Partner seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator for the Partner or for all or any substantial part of the Partner's properties, (f) any proceeding seeking liquidation, reorganization or other relief of or against such Partner under any bankruptcy, insolvency or other similar law now or hereafter in effect has not been dismissed within one hundred twenty (120) days after the commencement thereof, (g) the appointment without the Partner's consent or acquiescence of a trustee, receiver or liquidator has not been vacated or stayed within ninety (90) days of such appointment, or (h) an appointment referred to in clause (g) which has been stayed is not vacated within ninety (90) days after the expiration of any such stay.

"INDEMNITEE"  means (i) any  Person  made a party to a  proceeding  by reason of
(A) his status as the General Partner, or the sole shareholder of the General Partner (i.e., the Gables Trust), or a director or officer of the Partnership, the General Partner or the Gables Trust, or (B) his or its liabilities, pursuant to a loan guarantee or otherwise, for any indebtedness of the Partnership or any Subsidiary of the Partnership (including, without limitation, any indebtedness which the Partnership or any Subsidiary of the Partnership has assumed or taken assets subject to), and (ii) such other Persons (including Affiliates of the General Partner or the Partnership) as the General Partner may designate from time to time (whether before or after the event giving rise to potential liability), in its sole and absolute discretion.

"LIMITED PARTNER" means the Gables Trust and any other Person named as a Limited Partner in Exhibit A attached hereto, as such Exhibit may be amended from time to time, or any Substituted Limited Partner or Additional Limited Partner, in such Person's capacity as a Limited Partner in the Partnership.

"LIMITED PARTNER INTEREST" means a Partnership Interest of a Limited Partner in the Partnership representing a fractional part of the Partnership Interests of all Partners and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Limited Partner Interest may be expressed as a number of Partnership Units, including Preferred Units.

"LIQUIDATING EVENT" has the meaning set forth in Section 13.1.

"LIQUIDATOR" has the meaning set forth in Section 13.2.

"NET INCOME" means, for any taxable period, the excess, if any, of the Partnership's items of income and gain for such taxable period over the Partnership's items of loss and deduction for such taxable period. The items included in the calculation of Net Income shall be determined in accordance with federal income tax accounting principles, subject to the specific adjustments provided for in Exhibit B.

"NET LOSS" means, for any taxable period, the excess, if any, of the Partnership's items of loss and deduction for such taxable period over the Partnership's items of income and gain for such taxable period. The items included in the calculation of Net Loss shall be determined in accordance with federal income tax accounting principles, subject to the specific adjustments provided for in Exhibit B.

"NONRECOURSE BUILT-IN GAIN" means, with respect to any Contributed Properties or Adjusted Properties that are subject to a mortgage or negative pledge securing a Nonrecourse Liability, the amount of any taxable gain that would be allocated to the Partners pursuant to Section 2.B of Exhibit C if such properties were disposed of in a taxable transaction in full satisfaction of such liabilities and for no other consideration.

"NONRECOURSE DEDUCTIONS" has the meaning set forth in Regulations Section 1.704-2(b)(1), and the amount of Nonrecourse Deductions for a Partnership taxable year shall be determined in accordance with the rules of Regulations
Section 1.704-2(c).

"NONRECOURSE LIABILITY" has the meaning set forth in Regulations Section 1.752-1(a)(2).

"NOTICE OF REDEMPTION" means the Notice of Redemption substantially in the form of Exhibit E to this Agreement.

"ORGANIZATIONAL LIMITED PARTNER" means Marcus E. Bromley.

"OWNERSHIP INTEREST" means the stock and securities (including any evidence of indebtedness) of the General Partner at any time owned or held by the Gables Trust.

"PARTNER" means a General Partner or a Limited Partner, and "Partners" means the General Partner and the Limited Partners collectively.

"PARTNER MINIMUM GAIN" means an amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations Section 1.704-2(i)(3).

"PARTNER NONRECOURSE DEBT" has the meaning set forth in Regulations Section 1.704-2(b)(4).

"PARTNER  NONRECOURSE  DEDUCTIONS"  has the  meaning  set  forth in  Regulations
Section 1.704-2(i)(2), and the amount of Partner Nonrecourse Deductions with respect to a Partner Nonrecourse Debt for a Partnership taxable year shall be determined in accordance with the rules of Regulations Section 1.704-2(i)(2).

"PARTNERSHIP" means the limited partnership formed under the Act and pursuant to the Prior Agreement, as amended and restated pursuant to this Agreement, and any successor thereto.

"PARTNERSHIP INTEREST" means an ownership interest in the Partnership (i) representing a Capital Contribution by either a Limited Partner or the General Partner or (ii) issued in exchange for the provision of services to the Partnership, and includes, in either case, any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Partnership Interest may be expressed as a number of Partnership Units, including Preferred Units.

"PARTNERSHIP MINIMUM GAIN" has the meaning set forth in Regulations Section 1.704-2(b)(2), and the amount of Partnership Minimum Gain, as well as any net increase or decrease in a Partnership Minimum Gain, for a Partnership taxable year shall be determined in accordance with the rules of Regulations Section 1.704-2(d).

"PARTNERSHIP RECORD DATE" means the record date established by the General Partner for the distribution of Available Cash pursuant to Section 5.1 hereof, which record date shall be the same as the record date established by the Gables Trust for a distribution to its shareholders of some or all of its portion of such distribution.

"PARTNERSHIP UNIT" means a fractional, undivided share of the Partnership Interests of all Partners issued pursuant to Sections 4.1, 4.2 and 4.3. The number of Partnership Units outstanding and the Percentage Interest in the Partnership represented by such Units are set forth in Exhibit A attached hereto, as such Exhibit may be amended from time to time. The ownership of Partnership Units shall be evidenced by such form of certificate for units as the General Partner adopts from time to time unless the General Partner determines that the Partnership Units shall be uncertificated securities.

"PARTNERSHIP YEAR" means the fiscal year of the Partnership, which shall be the calendar year.

"PERCENTAGE INTEREST" means, as to a Partner, its interest in the Partnership as determined by dividing the Partnership Units (other than Preferred Units) owned by such Partner by the total number of Partnership Units (other than Preferred Units) then outstanding and as specified in Exhibit A attached hereto, as such Exhibit may be amended from time to time.

"PERSON"   means  an   individual   or  a   corporation,   partnership,   trust,
unincorporated organization, association or other entity.

"PREFERRED UNITS" means the Series A Preferred Units, the Series B Preferred Units and the Series Z Preferred Units.

"PRIOR AGREEMENT" means the Agreement of Limited Partnership of Gables Realty Limited Partnership, dated as of October 15, 1993 between Arbor Properties, Inc., as the sole general partner, and the Organizational Limited Partner, as the sole limited partner, as amended on January 19, 1994, which Prior Agreement is amended and restated in its entirety by this Agreement as of the Effective Date.

"RECAPTURE INCOME" means any gain recognized by the Partnership upon the disposition of any property or asset of the Partnership, which gain is characterized as ordinary income because it represents the recapture of deductions previously taken with respect to such property or asset.

"REDEEMING PARTNER" has the meaning set forth in Section 8.6 hereof.

"REDEMPTION RIGHT" shall have the meaning set forth in Section 8.6 hereof.

"REGULATIONS" means the Income Tax Regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

"REIT" means a real estate investment trust under Section 856 of the Code.

"REIT SHARE" shall mean a common share of beneficial interest, par value $.01, in the Gables Trust.

"REIT SHARES AMOUNT" shall mean a number of REIT Shares equal to the product of the number of Partnership Units offered for redemption by a Redeeming Partner, multiplied by the Conversion Factor, provided that in the event the Gables Trust issues to all holders of REIT Shares rights, options, warrants or convertible or exchangeable securities entitling the shareholders to subscribe for or purchase REIT Shares, or any other securities or property (collectively, the "rights"), then the REIT Shares Amount shall also include such rights that a holder of that number of REIT Shares would be entitled to receive.

"RESIDUAL GAIN" or "RESIDUAL LOSS" means any item of gain or loss, as the case may be, of the Partnership recognized for federal income tax purposes resulting from a sale, exchange or other disposition of Contributed Property or Adjusted Property, to the extent such item of gain or loss is not allocated pursuant to
Section 2.B.1(a) or 2.B.2(a) of Exhibit C to eliminate Book-Tax Disparities.

"704(C) VALUE" of any Contributed Property means the value of such property as set forth in Exhibit D or if no value is set forth in Exhibit D, the fair market value of such property or other consideration at the time of contribution as determined by the General Partner using such reasonable method of valuation as it may adopt; provided, however, that the 704(c) Value of any property deemed contributed to the Partnership for federal income tax purposes upon termination and reconstitution thereof pursuant to Section 708 of the Code shall be determined in accordance with Exhibit B hereof. Subject to Exhibit B hereof, the General Partner shall, in its sole and absolute discretion, use such method as it deems reasonable and appropriate to allocate the aggregate of the 704(c) Values of Contributed Properties in a single or integrated transaction among the separate properties on a basis proportional to their respective fair market values.

"SERIES A LIQUIDATION PREFERENCE" shall have the meaning set forth in Section 13.2.

"SERIES A PREFERRED UNIT PRIORITY DISTRIBUTION" means the aggregate distributions payable with respect to the Series A Preferred Units for a current quarter or other distribution period (or portion thereof), as provided in the Articles Supplementary to the Company's Declaration of Trust creating the Series A Preferred Shares, plus the sum of all accumulated, accrued and unpaid distributions for prior quarters or other distribution periods.

"SERIES A PREFERRED UNITS" means the Partnership Units issued to the Gables Trust and the General Partner on July 24, 1997 in connection with the issuance of 8.30% Series A Cumulative Redeemable Preferred Shares by the Gables Trust and the contribution of the net proceeds therefrom to the Partnership, which Partnership Units have the rights, preferences and privileges designated herein. The number of Series A Preferred Units issued to the Gables Trust and the General Partner is set forth on Exhibit A attached hereto.

"SERIES B LIQUIDATION PREFERENCE" shall have the meaning set forth in Section 13.2.

"SERIES B PREFERRED UNITS" means the Partnership Units issued to Greene Street 1998 Exchange Fund, L.P. on November 12, 1998 in connection with its capital contribution to the Partnership of $25.00 per Series B Preferred Unit, which Partnership Units have the rights, preferences and privileges designated herein and in Exhibit F hereto, which is hereby incorporated herein with the same force and effect as if set forth herein in its entirety. The number of Series B Preferred Units issued to Greene Street 1998 Exchange Fund, L.P. is set forth on Exhibit A attached hereto.

"SERIES B PREFERRED UNITS PRIORITY DISTRIBUTION" means the aggregate distributions payable with respect to the Series B Preferred Units for a current quarter or other distribution period (or portion thereof), as provided in
Section 3.A of Exhibit F attached hereto, plus the sum of all accumulated, accrued and unpaid distributions for prior quarters or other distribution periods.

"SERIES Z PREFERRED UNITS" means the Partnership Units issued to the Gables Trust and the General Partner on June 18, 1998 in connection with the issuance of 5.00% Series Z Cumulative Redeemable Preferred Shares by the Gables Trust and the contribution of the net proceeds therefrom to the Partnership, which Partnership Units have the rights, preferences and privileges designated herein. The number of Series Z Preferred Units issued to the Gables Trust and the General Partner is set forth on Exhibit A attached hereto.

"SPECIFIED REDEMPTION DATE" means the tenth (10th) Business Day after receipt by the General Partner of a Notice of Redemption; provided that no Specified Redemption Date shall occur before one (1) year from January 26, 1994, provided further that if the Gables Trust combines its outstanding REIT Shares, no Specified Redemption Date shall occur after the record date of such combination of REIT Shares and prior to the effective date of such combination.

"SUBSIDIARY" means, with respect to any Person, any corporation, partnership or other entity of which a majority of (i) the voting power of the voting equity securities or (ii) the outstanding equity interests is owed, directly or indirectly, by such Person.

"SUBSTITUTED LIMITED PARTNER" means a Person who is admitted as a Limited Partner to the Partnership pursuant to Section 11.4.

"TERMINATING CAPITAL TRANSACTION" means any sale or other disposition of all or substantially all of the assets of the Partnership or a related series of transactions that, taken together, result in the sale or other disposition of all or substantially all of the assets of the Partnership.

"UNREALIZED GAIN" attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of (i) the fair market value of such property (as determined under Exhibit B hereof) as of such date, over
(ii) the Carrying Value of such property (prior to any adjustment to be made pursuant to Exhibit B hereof) as of such date.

"UNREALIZED LOSS" attributable to any item of Partnership property means, as of any date of determination, the excess, if any, of (i) the Carrying Value of such property (prior to any adjustment to be made pursuant to Exhibit B hereof) as of such date, over (ii) the fair market value of such property (as determined under Exhibit B hereof) as of such date.

"VALUATION DATE" means the date of receipt by the General Partner of a Notice of Redemption or, if such date is not a Business Day, the first Business Day thereafter.

"VALUE" means, with respect to a REIT Share, the average of the daily market price for the ten (10) consecutive trading days immediately preceding the Valuation Date. The market price for each such trading day shall be: (i) if the REIT Shares are listed or admitted to trading on any securities exchange or the NASDAQ-National Market System, the closing price, regular way, on such day, or if no such sale takes place on such day, the average of the closing bid and asked prices on such day; (ii) if the REIT Shares are not listed or admitted to trading on any securities exchange or the NASDAQ-National Market System, the last reported sale price on such day or, if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reliable quotation source designated by the General Partner; or (iii) if the REIT Shares are not listed or admitted to trading on any securities exchange or the NASDAQ-National Market System and no such last reported sale price or closing bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reliable quotation source designated by the General Partner, or if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than ten (10) days prior to the date in question) for which prices have been so reported; provided that if there are no bid and asked prices reported during the ten (10) days prior to the date in question, the Value of the REIT Shares shall be determined by the General Partner acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate. In the event the REIT Shares Amount includes rights that a holder of REIT Shares would be entitled to receive, then the Value of such rights shall be determined by the General Partner acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate.

                                    ARTICLE 2
                             ORGANIZATIONAL MATTERS

SECTION 2.1 ORGANIZATION AND CONTINUATION

The Partnership is a limited partnership organized by GGPI (as successor general partner to Arbor Properties, Inc.) and the Organizational Limited Partner pursuant to the provisions of the Act and upon the terms and conditions set forth in the Prior Agreement. The Partners hereby continue the Partnership and amend and restate the Prior Agreement in its entirety as of the Effective Date. Immediately following the admission of one or more Limited Partners to the Partnership on the Effective Date, the Organizational Limited Partner shall withdraw from the Partnership and release and relinquish any and all rights, interest, and claims he may have in and to the Partnership; provided, however, that the Organizational Limited Partner shall be admitted as a Limited Partner pursuant to the terms hereof, with all the rights and interests thereof. Except as expressly provided herein to the contrary, the rights and obligations of the Partners and the administration and termination of the Partnership shall be governed by the Act. The Partnership Interest of each Partner shall be personal property for all purposes.

SECTION 2.2 NAME

The name of the Partnership shall be Gables Realty Limited Partnership. The Partnership's business may be conducted under any other name or names deemed advisable by the General Partner, including the name of the General Partner or any Affiliate thereof. The words "Limited Partnership," "L.P.," "Ltd." or similar words or letters shall be included in the Partnership's name where necessary for the purposes of complying with the laws of any jurisdiction that so requires. The General Partner in its sole and absolute discretion may change the name of the Partnership at any time and from time to time and shall notify the Limited Partners of such change in the next regular communication to the Limited Partners.

SECTION 2.3 REGISTERED OFFICE AND AGENT; PRINCIPAL OFFICE

The address of the registered office of the Partnership in the State of Delaware and the name and address of the registered agent for service of process on the Partnership in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801. The principal office of the Partnership shall be 2859 Paces Ferry Road, Overlook III, Suite 1400, Atlanta, Georgia 30339, or such other place as the General Partner may from time to time designate by notice to the Limited Partners. The Partnership may maintain offices at such other place or places within or outside the State of Delaware as the General Partner deems advisable.

SECTION 2.4 POWER OF ATTORNEY

     A. Each Limited Partner and each Assignee hereby constitutes and appoints the General Partner, any Liquidator, and authorized officers and attorneys-in-fact of each, and each of those acting singly, in each case with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead to:

     (1) execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (a) all certificates, documents and other instruments (including, without limitation, this Agreement and the Certificate and all amendments or restatement thereof) that the General Partner or the Liquidator deems appropriate or necessary to form, qualify or continue the existence or qualification of the Partnership as a limited partnership (or a partnership in which the limited Partners have limited liability) in the State of Delaware and in all other jurisdictions in which the Partnership may or plans to conduct business or own property; (b) all instruments that the General Partner deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement in accordance with its terms; (c) all conveyances and other instruments or documents that the General Partner or the Liquidator deems appropriate or necessary to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement, including, without limitation, a certificate of cancellation; (d) all instruments relating to the admission, withdrawal, removal or substitution of any Partner pursuant to, or other events described in, Article 11, 12 or 13 hereof or the Capital Contribution of any Partner; and (e) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of Partnership Interest; and

     (2) execute, swear to, seal, acknowledge and file all ballots, consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the sole and absolute discretion of the General Partner or any Liquidator, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action which is made or given by the Partners hereunder or is consistent with the terms of this agreement or appropriate or necessary, in the sole discretion of the General Partner or any Liquidator, to effectuate the terms or intent of this Agreement.

Nothing contained herein shall be construed as authorizing the General Partner or any Liquidator to amend this Agreement except in accordance with Article 14 hereof or as may be otherwise expressly provided for in this Agreement.

     B. The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, in recognition of the fact that each of the Partners will be relying upon the power of the General Partner and any Liquidator to act as contemplated by this agreement in any filing or other action by it on behalf of the Partnership, and it shall survive and not be affected by the subsequent Incapacity of any Limited Partner or Assignee and the transfer of all or any portion of such Limited Partner's or Assignee's
Partnership Units and shall extend to such Limited Partner's or Assignee's heirs, successors, assigns and personal representatives. Each such Limited Partner or Assignee hereby agrees to be bound by any representation made by the General Partner or any Liquidator, acting in good faith pursuant to such power of attorney, and each such Limited Partner or Assignee hereby waives any and all defenses which may be available to contest, negate or disaffirm the action of the General Partner or any Liquidator, taken in good faith under such power of attorney. Each Limited Partner or Assignee shall execute and deliver to the General Partner or the Liquidator, within fifteen (15) days after receipt of the General Partner's or Liquidator's request therefor, such further designation, powers of attorney and other instruments as the General Partner or the Liquidator, as the case may be, deems necessary to effectuate this Agreement and the purposes of the Partnership.

SECTION 2.5 TERM

The term of the Partnership commenced on October 15, 1993, the date the Certificate was filed in the office of the Secretary of State of Delaware in accordance with the Act and shall continue until December 31, 2092, unless, the Partnership is dissolved sooner pursuant to the provisions of Article 13 or as otherwise provided by law.


                                    ARTICLE 3
                                     PURPOSE

SECTION 3.1 PURPOSE AND BUSINESS

The purpose and nature of the  business to be conducted  by the  Partnership  is
(i) to conduct any business that may be lawfully conducted by a limited partnership organized pursuant to the Act, provided, however, that such business shall be limited to and conducted in such a manner as to permit the Gables Trust at all times to be classified as a REIT, unless the Gables Trust ceases to qualify as a REIT for reasons other than the conduct of the business of the Partnership, (ii) to enter into any partnership, joint venture or other similar arrangement to engage in any of the foregoing or to own interests in any entity engaged in any of the foregoing, and (iii) to do anything necessary or incidental to the foregoing. In connection with the foregoing, and without limiting the Gables Trust's right, in its sole discretion, to cease qualifying as a REIT, the Partners acknowledge the Gables Trust's current status as a REIT inures to the benefit of all of the Partners and not solely the General Partner.

SECTION 3.2 POWERS

The Partnership is empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described herein and for the protection and benefit of the Partnership, provided that the Partnership shall not take, or refrain from taking, any action which, in the judgment of the General Partner, in its sole and absolute discretion, (i) could adversely affect the ability of the Gables Trust to continue to qualify as a REIT, (ii) could subject the Gables Trust to any additional taxes under Section 857 or Section 4981 of the Code, or (iii) could violate any law or regulation of any governmental body or agency having jurisdiction over the Gables Trust or the General Partner or either of their securities, unless such action (or inaction) shall have been specifically consented to by the General Partner in writing.


                                    ARTICLE 4
                              CAPITAL CONTRIBUTIONS

SECTION 4.1 CAPITAL CONTRIBUTIONS OF THE PARTNERS

At the time of the execution of this agreement, the Partners shall make Capital Contributions set forth in Exhibit A to this Agreement. At the request of the General Partner, certain Capital Contributions may be made by way of transfers to Gables-Tennessee Properties, a Tennessee general partnership that is 99% owned by the Partnership (the "Tennessee Partnership"). To the extent the Partnership acquires any property by the merger of any other Person into the Partnership, Persons who receive Partnership Interests in exchange for their interests in the Person merging into the Partnership shall become Partners and shall be deemed to have made Capital Contributions as provided in the applicable merger agreement and as set forth in Exhibit A as amended to reflect such deemed Capital Contributions. The Partners shall own Partnership Units in the amounts set forth for such Partner in Exhibit A and shall have a Percentage Interest in the Partnership as set forth Exhibit A, which Percentage Interest shall be adjusted in Exhibit A from time to time by the General Partner to the extent necessary to reflect accurately redemptions, Capital Contributions, the issuance of additional Partnership Units (pursuant to any merger or otherwise), or similar events having an effect on any Partner's Percentage Interest. The number of Partnership Units held by the General Partner (equal to one percent (1%) of all outstanding Partnership Units from time to time) shall be deemed to be the General Partner Interest. Except as provided in Sections 4.2 and 10.5, the Partners shall have no obligation to make any additional Capital Contributions or loans to the Partnership.

SECTION 4.2 ISSUANCES OF ADDITIONAL PARTNERSHIP INTERESTS

     A. The General Partner is hereby authorized to cause the Partnership from time to time to issue to the Partners (including the General Partner) or other

Persons additional Partnership Units or other Partnership Interests in one or more classes, or one or more series of any of such classes, with such designations, preferences and relative, participating, optional or other special rights, powers and duties, including rights, powers and duties senior to Limited Partner Interests, all as shall be determined by the General Partner in its sole and absolute discretion subject to Delaware law, including, without limitation,
(i) the allocations of items of Partnership income, gain, loss, deduction and credit to each such class or series of Partnership Interests; (ii) the right of each such class or series of Partnership Interests to share in Partnership distributions; and (iii) the rights of each such class or series of Partnership Interests upon dissolution and liquidation of the Partnership; provided that no such additional Partnership Units or other Partnership Interests shall be issued to the Gables Trust or the General Partner unless either (a)(1) the additional Partnership Interests are issued in connection with an issuance of REIT Shares or other shares by the Gables Trust, which shares have designations, preferences and other rights such that the economic interests attributable to such shares are substantially similar to the designations, preferences and other rights of the additional Partnership Interests issued to the Gables Trust or the General Partner in accordance with this Section 4.2.A, and (2) either (x) the Gables Trust shall make a Capital Contribution to the Partnership in an amount equal to the proceeds raised in connection with such issuance or (y) the Gables Trust shall transfer to the General Partner, by loan or contribution, an amount equal to the proceeds raised in connection with the issuance of such shares of the Gables Trust and, in turn, the General Partner shall make a Capital Contribution to the Partnership in an amount equal to the amount transferred to it by the Gables Trust or (z) through a combination of (x) and (y) above a Capital Contribution equal to the proceeds raised in connection with the issuance of such shares is made to the Partnership, or (b) the additional Partnership Interests are issued to all Partners in proportion to their respective Percentage Interests.

     B. After the initial public offering of REIT Shares, the Gables Trust shall not issue any additional REIT Shares (other than REIT Shares issued pursuant to Section 8.6), or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase REIT Shares (collectively "New Securities") other than to all holders of REIT Shares unless
(i) the General Partner shall cause the Partnership to issue to the Gables Trust or to the General Partner Partnership Interests or rights, options, warrants or convertible or exchangeable securities of the Partnership having designations, preferences and other rights, all such that the economic interests are substantially similar to those of the New Securities, and (ii) either (a) the Gables Trust contributes to the Partnership the proceeds from the issuance of such New Securities and from the exercise of rights contained in such New Securities or (b) the Gables Trust transfers to the General Partner, by loan or contribution, the proceeds from the issuance of such New Securities and from the exercise of rights contained in such New Securities and the General Partner, in turn, contributes the amount so transferred to it to the Partnership, or
(c) through a combination of (a) and (b) above a Capital Contribution equal to the proceeds raised in connection with the issuance of such New Securities and from the exercise of rights contained in such New Securities is made to the Partnership. Without limiting the foregoing, the Gables Trust is expressly authorized to issue New Securities for less than fair market value, and the

General Partner is expressly authorized to cause the Partnership to issue to the General Partner corresponding Partnership Interests, so long as (x) the General Partner concludes in good faith that such issuance is in the interests of the General Partner and the Partnership (for example, and not by way of limitation, the issuance of REIT Shares and corresponding Units pursuant to an employee stock purchase plan providing for employee purchases of REIT Shares at a discount from fair market value or employee stock options that have an exercise price that is less than the fair market value of the REIT Shares, either at the time of issuance or at the time of exercise), and (y) the Gables Trust contributes all proceeds from such issuance and exercise to the Partnership or transfers all proceeds from such issuance and exercise to the General Partner, whether by loan or contribution, and the General Partner, in turn, contributes the amount so transferred to it to the Partnership.

SECTION 4.3 CONTRIBUTION OF PROCEEDS OF ISSUANCE OF REIT SHARES

In connection with the initial public offering of REIT Shares by the Gables Trust and any other issuance of REIT Shares or New Securities pursuant to
Section 4.2, the Gables Trust shall contribute to the Partnership any proceeds (or a portion thereof) raised in connection with such issuance or shall transfer to the General Partner any proceeds (or a portion thereof) raised in connection with such issuance, by loan or capital contribution, and the General Partner shall contribute the amount so transferred to it to the Partnership; provided that if the proceeds actually received by the Gables Trust or the General Partner are less than the gross proceeds of such issuance as a result of any underwriter's discount or other expenses paid or incurred in connection with such issuance, then the Gables Trust and the General Partner shall be deemed to have made a Capital Contribution to the Partnership in the amount equal to the sum of the net proceeds of such issuance plus the amount of such underwriter's discount and other expenses paid by the Gables Trust or the General Partner.

SECTION 4.4 NO PREEMPTIVE RIGHTS

No Person shall have any preemptive, preferential or other similar right with respect to (i) additional Capital Contributions or loans to the Partnership; or
(ii) issuance or sale of any Partnership Units or other Partnership Interests.


                                    ARTICLE 5
                                  DISTRIBUTIONS

SECTION 5.1 REQUIREMENT AND CHARACTERIZATION OF DISTRIBUTIONS

     (a) The General Partner shall distribute at least quarterly an amount equal to 100% of Available Cash generated by the Partnership during such quarter or shorter period to the Partners who are Partners on the Partnership Record Date with respect to such quarter or shorter period

               (i) first, to the General Partner and the Gables Trust (in proportion to the number of Series A Preferred Units owned by each) and the holders of the Series B Preferred Units (in proportion to the number Series B Preferred Units owned by each) an amount equal to the sum of the Series A Preferred Unit Priority Distribution and the Series B Preferred Unit Priority Distribution, provided however, in the event that Available Cash is less than the aggregate amount distributable to the holders of the Series A Preferred Units and the Series B Preferred Units pursuant to the foregoing provision of this Section 5.1(a)(i), distributions shall be made to the holders of the Series A Preferred Units (as a class) and the holders of the Series B Preferred Units (as a class) pro rata, in the ratio which the Series A Preferred Unit Priority Distribution bears to the Series B Preferred Unit Priority Distribution, and within each such class, pro rata, in proportion to the Series A Preferred Units or Series B Preferred Units, as the case may be, held by each such holder;

               (ii) second,  to the  General  Partner  and the Gables  Trust (in proportion to the number of Series Z Preferred Units owned by each) an amount that in the aggregate equals the aggregate amount of the dividends declared and payable with respect to the Gables Trust Series Z Preferred Shares for such quarter or shorter period; and

               (iii)third, to the Partners in accordance  with their  respective
                    Percentage Interests on such Partnership Record Date;

          PROVIDED THAT in no event may a Partner receive a distribution of Available Cash with respect to a Partnership Unit if such Partner is entitled to receive a distribution out of such Available Cash with respect to a REIT Share for which such Partnership Unit has been redeemed or exchanged, and FURTHER PROVIDED that no distributions shall be made pursuant to clause (iii) above unless all cumulative dividends with respect to any outstanding Gables Trust Series A Preferred Shares, Gables Trust Series B Preferred Shares and the Gables Trust Series Z Preferred Shares for all past dividend periods and the then current dividend period have been or contemporaneously are (x) declared and paid in full or (y) declared and a sum sufficient for the full payment thereof is set apart for such payment. The General Partner shall take such reasonable efforts, as determined by it in its sole and absolute discretion and consistent with the Gables Trust's qualification as a REIT, to distribute Available Cash to the Limited Partners so as to preclude any such distribution or portion thereof from being treated as part of a sale of property to the Partnership by a Limited Partner under Section 707 of the Code or the Regulations thereunder; PROVIDED THAT the General Partner and the Partnership shall not have liability to a Limited Partner under any circumstances as a result of any distribution to a Limited Partner being so treated.

     (b) Notwithstanding anything to the contrary above, the Partnership shall cause to be distributed to the Gables Trust and the General Partner (in proportion to the number of Series A Preferred Units and Series B

          Preferred Units owned by each) an amount that in the aggregate is equal to the aggregate amount necessary to redeem any Gables Trust Series A Preferred Shares and Gables Trust Series B Preferred Shares which have been called for redemption by the Gables Trust, at such time as is necessary to facilitate any such redemption and such distribution will cause a redemption of a like number of Series A Preferred Units or Series B Preferred Units, as the case may be.

     (c) Notwithstanding anything to the contrary above in Section 5.1(a), (but subject to the provisions of Section 5.1(b) in the event of a redemption of both Series Z Preferred Shares and Series A Preferred Shares or Series B Preferred Shares), the Partnership shall cause to be distributed to the Gables Trust and the General Partner (in proportion to the number of Series Z Preferred Units owned by each) an amount equal to the aggregate amount necessary to redeem any Gables Trust Series Z Preferred Shares which have been called for redemption by the Gables Trust, at such time as is necessary to facilitate any such redemption. Such distribution will cause a redemption of a like number of Series Z Preferred Units.

     (d) Notwithstanding anything to the contrary above in Section 5.1(a), (but subject to the provisions of Section 5.1(b)), in the event of a redemption of all or a portion of the Series B Preferred Units in accordance with Section 5 of Exhibit F hereto, the Partnership shall cause to be distributed to the holders of such Units (in proportion to the number of Series B Preferred Units held by each) an amount equal to the aggregate Series B Liquidation Preference (as defined in Section 13.2) with respect to such Units which have been called for redemption by the General Partner, at such time as is necessary to facilitate any such redemption and in accordance with the provisions of Section 8.6.G and Section 5 of Exhibit F.

SECTION 5.2 AMOUNTS WITHHELD

All amounts withheld pursuant to the Code or any provisions of any state or local tax law and Section 10.5 hereof with respect to any allocation, payment or distribution to the General Partner, the Limited Partners or Assignees shall be treated as amounts distributed to the General Partner, Limited Partners, or Assignees pursuant to Section 5.1 for all purposes under this Agreement.

SECTION 5.3 DISTRIBUTIONS UPON LIQUIDATION

Proceeds from a Terminating Capital Transaction and any other cash received or reductions in reserves made after commencement of the liquidation of the Partnership shall be distributed to the Partners in accordance with Section 13.2.

                                    ARTICLE 6
                                   ALLOCATIONS

SECTION 6.1 ALLOCATIONS FOR CAPITAL ACCOUNT PURPOSES

For purposes of maintaining the Capital Accounts and in determining the rights of the Partners among themselves, the Partnership's items of income, gain, loss and deduction (computed in accordance with Exhibit B hereof) shall be allocated among the Partners in each taxable year (or portion thereof) as provided herein below.

     A. Subject to Section 6.2 and clause (iii) below, and after reduction for the allocations described therein, Net Income shall be allocated

     (i) first, to the Partners in the same ratio and reverse order as Net Loss was allocated to such Partners pursuant to Section 6.1.B(ii), (iii),
          (iv), (v), (vi) and (vii) for all fiscal years until the aggregate amount of Net Losses previously allocated to the Partners pursuant to such provisions of Section 6.1.B equal the aggregate amount of Net Income allocated to such Partners pursuant to this clause (i) of
          Section 6.1.A; and

     (ii) thereafter, Net Income shall be allocated

          (a) first to the holders of the Series B Preferred Units, other than the Gables Trust and the General Partner, pro rata in proportion to the number of Series B Preferred Units owned by each such Partner, until the aggregate amount of income allocated to such holders pursuant to this clause (a) for all fiscal periods equals the aggregate amount distributed to such Partners pursuant to clause (i) of Section 5.1(a) for all fiscal periods; and

          (b) the remainder to the Partners in accordance with their respective Percentage Interests.

     (iii)Notwithstanding anything to the contrary in 6.1.A(i) and (ii) above, except as provided below, items of gross income shall be allocated

          (a) first to the General Partner and the Gables Trust, pro rata, in proportion to the aggregate amount distributed to each such Partner pursuant to Section 5.1(a)(i) with respect to which an allocation of net income was not previously made pursuant to this
               Section 6.1.A(iii)(a), until the aggregate amount of income allocated pursuant to this clause (a) for all fiscal periods equals the aggregate amount distributed to the General Partner and the Gables Trust pursuant to clause (i) of Section 5.1(a) for all fiscal periods, and

          (b) second, subject to the provisions of Section 6.1.A(ii)(a) to the General Partner and the Gables Trust, pro rata, in proportion to the number of Series Z Preferred Units owned by each, until the aggregate amount of income allocated pursuant to this clause (b) for all fiscal periods equals the aggregate amount distributed to the General Partner and the Gables Trust pursuant to clause (ii) of Section 5.1(a) for all fiscal periods.

     B. After giving effect to the special allocations set forth in Section 1 of Exhibit C attached hereto, Net Losses shall be allocated

          (i) first, to the Partners in the same ratio and reverse order as Net Income was allocated to such Partners pursuant to Section 6.1.A(ii)(b) for all fiscal years until the aggregate amount of Net Income previously allocated to such Partners pursuant to
               Section 6.1.A(ii)(b) equals the aggregate amount of Net Loss allocated to such Partners pursuant to this Section 6.1.B(i);

          (ii) second, to the Partners, pro rata, in proportion to their Adjusted Capital Account balance until their Adjusted Capital Account balance has been reduced to zero, provided however, for purposes of this Section 6.1.B(ii) each Partner's Adjusted Capital Account balance shall not include the portion of such Capital Account attributable to Capital Contributions made by such Partner, if any, with respect to the Series A Preferred Units, Series B Preferred Units or the Series Z Preferred Units;

          (iii)third, to the Partners who are holders of the Series Z Preferred Units, pro rata, in proportion to the portion of their Adjusted Capital Account balance attributable to the Series Z Preferred Units, until the aggregate amount of Net Loss allocated to such Partners pursuant to this Section 6.1.B(iii) has reduced such portion of their Adjusted Capital Account balance to zero;

          (iv) fourth, to the Partners who are holders of the Series A Preferred Units or Series B Preferred Units pro rata, in proportion to the portion of their Adjusted Capital Account balance attributable to the Series A Preferred Units and Series B Preferred Units, until the aggregate amount of Net Loss allocated to such Partners pursuant to this Section 6.1.B(iv) has reduced such portion of their Adjusted Capital Account balance to zero;

          (v) fifth, to the General Partner until the General Partner's negative Adjusted Capital Account balance is equal to the excess, if any, of the aggregate recourse liabilities of the Partnership over the aggregate amount of recourse Partnership debt with respect to which any Limited Partner has agreed to reimburse the Partnership pursuant to this Agreement or any binding written agreement in connection with a contribution of property to the Partnership or otherwise (with respect to each such Limited Partner, the "Reimbursement Amount" and with respect to all such Limited Partners, the "Aggregate Reimbursement Amount");

          (vi) sixth, to the Limited Partners who have agreed to reimburse the Partnership with respect to any amount of recourse debt referred to in (v) above, in proportion to each such Limited Partner's Reimbursement Amount until the aggregate amount allocated pursuant to this 6.1.B(vi) is equal to the Aggregate Reimbursement Amount; and

          (vii)thereafter, all Net Losses in excess of the limitations set forth in this Section 6.1.B shall be allocated to the General Partner.

     C. For purposes of Regulations Section 1.752-3(a), the Partners agree that Nonrecourse Liabilities of the Partnership in excess of the sum of (i) the amount of Partnership Minimum Gain and (ii) the total amount of Nonrecourse Built-in Gain shall be allocated among the Partners in accordance with their respective interests in Partnership profits, as determined by the General Partner in its reasonable discretion after taking into account all relevant facts and circumstances.

     D. Any gain allocated to the Partners upon the sale or other taxable disposition of any Partnership asset shall to the extent possible, after taking into account other required allocations of gain pursuant to Exhibit C, be characterized as Recapture Income in the same proportions and to the same extent as such Partners have been allocated any deductions directly or indirectly giving rise to the treatment of such gains as Recapture Income.

SECTION 6.2 INCOME ALLOCATIONS ON LIQUIDATION

In the event Series A Preferred Units, Series Z Preferred Units or, to the extent held by the Gables Trust or the General Partner, Series B Preferred Units are liquidated pursuant to Section 13.2, then, notwithstanding anything to the contrary in Section 6.1 above,

     (i) gross income shall first be allocated to the holder of each such Series A Preferred Unit or Series B Preferred Unit being liquidated, as the case may be, pro rata, in an amount equal to (or in proportion to, if less than) the difference, if any, between (a) (1) with respect to any such Series B Preferred Units, the sum of the original capital contribution of $25.00 per Series B Preferred Unit, plus accumulated, accrued and unpaid distributions or (2) with respect to any such Series A Preferred Units the aggregate Series A Liquidation Preference and (b) the portion of such Partner's Adjusted Capital Account balance attributable to such Series A Preferred Units or Series B Preferred Units liquidated, and

     (ii) thereafter gross income shall be allocated to the holder of each Series Z Preferred Unit being liquidated in an amount equal to the difference, if any, between (a) the aggregate liquidation preference thereof and (b) the portion of such Partner's Adjusted Capital Account balance attributable to such Series Z Preferred Units;

provided however, in the event Series B Preferred Units not held by the Gables Trust or General Partner are being liquidated or redeemed, then, subsequent to the gross income allocation provided for in clause (i) above, net income shall be allocated to such holders of the Series B Preferred Units first to reverse prior losses allocated to such holders pursuant to Section 6.1.B(iv) (to the extent not previously reversed by allocations pursuant to Section 6.1.A(i)) and second, in the amount set forth in Section 6.1.A(ii)(a) (and any such allocations shall be taken into account as if made pursuant to Sections 6.1(A)(i) or 6.1(A)(ii), as the case may be, for purposes of calculating subsequent allocations pursuant to such sections), and thereafter gross income shall be allocated as provided in clause (ii) above.


                                    ARTICLE 7
                      MANAGEMENT AND OPERATIONS OF BUSINESS

SECTION 7.1 MANAGEMENT

     A. Except as otherwise expressly provided in this Agreement, all management powers over the business and affairs the Partnership are and shall be exclusively vested in the General Partner, and no Limited Partner shall have any right to participate in or exercise control or management power over the business and affairs of the Partnership. The General Partner may not be removed by the Limited Partners with or without cause. In addition to the powers now or hereafter granted a general partner of a limited partnership under applicable law or which are granted to the General Partner under any other provision of this Agreement, the General Partner, subject to Section 7.3 hereof, shall have full power and authority to do all things deemed necessary or desirable by it to conduct the business of the Partnership, to exercise all powers set forth in
Section 3.2 hereof and to effectuate the purposes set forth in Section 3.1 hereof, including, without limitation:

     (1) the making of any expenditures, the lending or borrowing of money (including, without limitation, making prepayments on loans and borrowing money to permit the Partnership to make distributions to its Partners in such amounts as will permit the Gables Trust (so long as the Gables Trust qualifies as a REIT) to avoid the payment of any federal income tax (including, for this purpose, any excise tax pursuant to Section 4981 of the Code) and to make distributions to its Partners such that the Gables Trust can distribute to its shareholders amounts sufficient to permit the Gables Trust to maintain REIT status), the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidence of indebtedness (including the securing of same by deed to secure debt, mortgage, deed of trust or other lien or encumbrance on the Partnership's assets) and the incurring of any obligations it deems necessary for the conduct of the activities of the Partnership;

     (2) the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Partnership;

     (3) the acquisition, disposition, mortgage, pledge, encumbrance, hypothecation or exchange of any assets of the Partnership (including the exercise or grant of any conversion, option, privilege, or subscription right or other right available in connection with any assets at any time held by the Partnership) or the merger or other combination of the Partnership with or into another entity (all of the foregoing subject to any prior approval only to the extent required by
          Section 7.3 hereof);

     (4) the use of the assets of the Partnership (including, without limitation, cash on hand) for any purpose consistent with the terms of this Agreement and on any terms it sees fit, including, without limitation, the financing of the conduct of the operations of the Gables Trust, the General Partner, the Partnership or any of the Partnership's Subsidiaries, the lending of funds to other Persons (including, without limitation, the Subsidiaries of the Partnership and/or the Gables Trust) and the repayment of obligations of the Partnership and its Subsidiaries and any other Person in which it has an equity investment, and the making of capital contributions to its Subsidiaries;

     (5) the management, operation, leasing, landscaping, repair, alteration, demolition or improvement of any real property or improvements owed by the Partnership or any Subsidiary of the Partnership;

     (6) the negotiation, execution, and performance of any contracts, conveyances or other instruments that the General Partner considers useful or necessary to the conduct of the Partnership's operations or the implementation of the General Partner's powers under this Agreement, including contracting with contractors, developers, consultants, accountants, legal counsel, other professional advisors and other agents and the payment of their expenses and compensation out of the Partnership's assets;

     (7) the distribution of Partnership cash or other Partnership assets in accordance with this Agreement;

     (8) holding, managing, investing and reinvesting cash and other assets of the Partnership;

     (9)  the collection and receipt of revenues and income of the Partnership;

     (10) the establishment of one or more divisions of the Partnership, the selection and dismissal of employees of the Partnership, any division of the Partnership, or the General Partner (including, without limitation, employees having titles such as "president," "vice president," "secretary" and "treasurer" of the Partnership, any division of the Partnership, or the General Partner), and agents, outside attorneys, accountants, consultants and contractors of the General Partner or the Partnership or any division of the Partnership, and the determination of their compensation and other terms of employment or hiring;

     (11) the maintenance of such insurance for the benefit of the Partnership and the Partners as it deems necessary or appropriate;

     (12) the formation of, or acquisition of an interest in, and the contribution of property to, any further limited or general partnerships, joint ventures or other relationships that it deems desirable (including, without limitation, the acquisition of interests in, and the contributions of property to, its Subsidiaries and any other Person in which it has an equity investment from time to time);

     (13) the control of any matters affecting the rights and obligations of the Partnership, including the settlement, compromise, submission to arbitration or any other form of dispute resolution, or abandonment of, any claim, cause of action, liability, debt or damages, due or owing to or from the Partnership, the commencement or defense of suits, legal proceedings, administrative proceedings, arbitration or other forms of dispute, resolution, and the representation of the Partnership in all suits or legal proceedings, administrative proceedings, arbitrations or other forms of dispute resolution, the incurring of legal expense, and the indemnification of any Person against liabilities and contingencies to the extent permitted by law;

     (14) the undertaking of any action in connection with the Partnership's direct or indirect investment in its Subsidiaries or any other Person (including, without limitation, the contribution or loan of funds by the Partnership to such Persons);

     (15) the determination of the fair market value of any Partnership property distributed in kind using such reasonable method of valuation as the General Partner may adopt;

     (16) the exercise, directly or indirectly, through any attorney-in-fact acting under a general or limited power of attorney, of any right, including the right to vote, appurtenant to any asset or investment held by the Partnership;

     (17) the exercise of any of the powers of the General Partner enumerated in this Agreement on behalf of or in connection with any Subsidiary of the Partnership or any other Person in which the Partnership has a direct or indirect interest, or jointly with any such Subsidiary or other Person;

     (18) the exercise of any of the powers of the General Partner enumerated in this Agreement on behalf of any Person in which the Partnership does not have an interest pursuant to contractual or other arrangements with such Person; and

     (19) the making, execution and delivery of any and all deeds, leases, notes, deeds to secure debt, mortgages, deeds of trust, security agreements, conveyances, contracts, guarantees, warranties, indemnities, waivers, releases or legal instruments or agreement in writing necessary or appropriate in the judgment of the General
          Partner for the accomplishment of any of the powers of the General Partner enumerated in this Agreement.

     B. Each of the Limited Partners agrees that the General Partner is authorized to execute, deliver and perform the above-mentioned agreements and transactions on behalf of the Partnership without any further act, approval or vote of the Partners, notwithstanding any other provision of this Agreement (except as provided in Section 7.3), the Act or any applicable law, rule or regulation, to the fullest extent permitted under the Act or other applicable law. The execution, delivery or performance by the General Partner or the Partnership of any agreement authorized or permitted under this Agreement shall not constitute a breach by the General Partner of any duty that the General
Partner may owe the Partnership or the Limited Partners or any other Persons under this Agreement or of any duty stated or implied by law or equity.

     C. At all times from and after January 26, 1994, the General Partner may cause the Partnership to obtain and maintain (i) casualty, liability and other insurance on the properties of the Partnership and (ii) liability insurance for the Indemnitees hereunder.

     D. At all times from and after January 26, 1994, the General Partner may cause the Partnership to establish and maintain at any and all times working capital accounts and other cash or similar balances in such amounts as the General Partner, in its sole and absolute discretion, deems appropriate and reasonable from time to time.

     E. In exercising its authority under this Agreement, the General Partner may, but shall be under no obligation to, take into account the tax consequences to any Partner of any action taken by it; provided that, if the General Partner decides to refinance (directly or indirectly) any outstanding indebtedness of the Partnership, the General Partner shall use reasonable efforts to structure such refinancing in a manner that minimizes any adverse tax consequences therefrom to the Limited Partners, and provided further that, in deciding whether or not to dispose of any property that represents more than one percent of the Partnership's total assets, the General Partner shall consider in good faith the income tax consequences of such disposition for both the General Partner and the Limited Partners. The General Partner and the Partnership shall not have liability to a Limited Partner under any circumstances as a result of an income tax liability incurred by such Limited Partner as a result of an action (or inaction) by the General Partner pursuant to its authority under this Agreement.

SECTION 7.2 CERTIFICATE OF LIMITED PARTNERSHIP

The General Partner has previously filed the Certificate with the Secretary of State of Delaware as required by the Act. The General Partner shall use all reasonable efforts to cause to be filed such other certificates or documents as may be reasonable and necessary or appropriate for the formation, continuation, qualification and operation of a limited partnership (or a partnership in which the limited partners have limited liability) in the State of Delaware and any other state, or the District of Columbia, in which the Partnership may elect to do business or own property. To the extent that such action is determined by the General Partner to be reasonable and necessary or appropriate, the General Partner shall file amendments to and restatements of the Certificate and do all the things to maintain the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) under the laws of the State of Delaware and each other state, or the District of Columbia, in which the Partnership may elect to do business or own property. Subject to the terms of Section 8.5.A(4) hereof, the General Partner shall not be required, before or after filing, to deliver or mail a copy of the Certificate or any amendment thereto to any Limited Partner.

SECTION 7.3 RESTRICTIONS ON GENERAL PARTNER AUTHORITY

     A. The General Partner may not take any action in contravention of an express prohibition or limitation of this Agreement without the written Consent of Limited Partners holding 75% or more of the Percentage Interests of the Limited Partners (including Limited Partner Interests held by the Gables Trust and the General Partner, but not including any interest on account of the Preferred Units) (or such other percentage of the Limited Partners as may be specifically provided for under a provision of this Agreement).

     B. Except as provided in Article 13 hereof, the General Partner may not sell, exchange, transfer or otherwise dispose of all or substantially all of the Partnership's assets in a single transaction or a series of related transactions (including by way of merger, consolidation or other combination with any other Person) without the Consent of Limited Partners holding 75% or more of the Percentage Interests of the Limited Partners (including Limited Partnership Interests held by the Gables Trust and the General Partner, but not including any interest on account of the Preferred Units) .

SECTION 7.4 REIMBURSEMENT OF THE GENERAL PARTNER

     A. Except as provided in this Section 7.4 and elsewhere in this Agreement (including the provisions of Articles 5 and 6 regarding distributions, payments, and allocations to which it may be entitled), the General Partner shall not be compensated for its services as general partner of the Partnership.

     B. The General Partner shall be reimbursed on a monthly basis, or such other basis as the General Partner may determine in its sole and absolute discretion, for all expenses that it and/or the Gables Trust incurs relating to the ownership and operation of, or for the benefit of, the Partnership; provided that the amount of any such reimbursement shall be reduced by any interest earned by the General Partner with respect to bank accounts or other instruments or accounts held by it on behalf of the Partnership as permitted in Section 7.5.A. The Limited Partners acknowledge that, for purposes of this Section 7.4.B, all expenses of the General Partner and the Gables Trust are deemed incurred for the benefit of the Partnership. Such reimbursements shall be in addition to any reimbursement to the General Partner and/or the Gables Trust as a result of indemnification pursuant to Section 7.7 hereof.

     C. As set forth in Section 4.3, the Gables Trust and the General Partner shall be treated as having made a Capital Contribution in the amount of all expenses that the Gables Trust and the General Partner incur relating to the organization and/or reorganization of the Partnership and the General Partner, the initial public offering of REIT Shares by the Gables Trust, and any other issuance of additional Partnership Interests or REIT Shares pursuant to Section
4.2 hereof.

     D. In the event that the General Partner or the Gables Trust shall elect to purchase from the shareholders of the Gables Trust REIT Shares for the purpose of delivering such REIT Shares to satisfy an obligation under any dividend reinvestment program adopted by the Gables Trust, any employee stock purchase plan adopted by the General Partner or the Gables Trust, or any similar obligation or arrangement undertaken by the General Partner or the Gables Trust in the future, the purchase price paid by the General Partner or the Gables Trust for such REIT Shares and any other expenses incurred by the General Partner or the Gables Trust in connection with such purchase shall be considered expenses of the Partnership and shall be reimbursed to the General Partner or the Gables Trust, as the case may be, subject to the condition that: (i) if such REIT Shares subsequently are to be sold by the General Partner or the Gables Trust, the General Partner shall pay to the Partnership any proceeds received by the General Partner or the Gables Trust for such REIT Shares (provided that a transfer of REIT Shares for Units pursuant to Section 8.6 would not be considered a sale for such purposes); and (ii) if such REIT Shares are not retransferred by the General Partner or the Gables Trust within 30 days after the purchase thereof, the General Partner shall cause the Partnership to cancel a number of Partnership Units held by the General Partner equal to the product obtained by multiplying the Conversion Factor by the number of such REIT Shares.

SECTION 7.5 OUTSIDE ACTIVITIES OF THE GENERAL PARTNER AND THE GABLES TRUST

     A. The General Partner shall not directly or indirectly enter into or conduct any business other than in connection with the ownership, acquisition and disposition of Partnership Interests as a General Partner or Limited Partner and the management of the business of the Partnership, and such activities as are incidental thereto, and the Gables Trust shall not directly or indirectly enter into or conduct any business other than in connection with the ownership of the stock of the General Partner, the ownership, acquisition or disposition of Partnership Interests as a Limited Partner, making loans to the General Partner, and such activities as are incidental thereto. The assets of the General Partner shall be limited to Partnership Interests and the assets of the Gables Trust shall be limited to the stock and debt obligations of the General Partner and Partnership Interests. The General Partner shall not hold any assets other than Partnership Interests as a General Partner or Limited Partner, and other than such bank accounts or similar instruments or accounts as it deems necessary to carry out its responsibilities contemplated under this Agreement and its organizational documents. The General Partner and any Affiliates of the General Partner may acquire Limited Partner Interests and shall be entitled to exercise all rights of a Limited Partner relating to such Limited Partner Interests. Notwithstanding the above, the General Partner may own an equity interest in, and participate thereby in the business of, any affiliate or subsidiary of Gables Trust, including, without limitation, the Tennessee Partnership.

     B. Except as provided in Section 7.4.D, in the event the Gables Trust (and/or the General Partner) exercises its rights to purchase REIT Shares, then the General Partner shall cause the Partnership to purchase from the Gables Trust that number of Partnership Units equal to the product obtained by multiplying the number of REIT Shares to be purchased by the Gables Trust (and/or the General Partner) times the Conversion Factor on the same terms and for the same aggregate price that the Gables Trust (and/or the General Partner) purchased such REIT Shares. The General Partner shall then distribute such funds to the Gables Trust.

     C. The General Partner shall not issue at any time any capital stock (whether voting or non-voting or common or preferred) or any evidence of indebtedness except to the Gables Trust.

SECTION 7.6 CONTRACTS WITH AFFILIATES

     A. The Partnership may lend or contribute funds or other assets to its Subsidiaries or other Persons in which it has an equity investment and such Persons may borrow funds from the Partnership, on terms and conditions established in the sole and absolute discretion of the General Partner. The foregoing authority shall not create any right or benefit in favor of any Subsidiary or any other Person.

     B. Except as provided in Section 7.5.A, the Partnership may transfer assets to joint ventures, other partnerships, corporations or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions consistent with this Agreement and applicable law as the General Partner, in its sole and absolute discretion, believes are advisable.

     C. Except as expressly permitted by this Agreement, neither the General Partner nor any of its Affiliates shall sell, transfer or convey any property to, or purchase any property from, the Partnership, directly or indirectly, except pursuant to transactions that are determined by the General Partner in good faith to be fair and reasonable and no less favorable to the Partnership than would be obtained from an unaffiliated third party.

     D. The General Partner, in its sole and absolute discretion and without the approval of the Limited Partners, may propose and adopt on behalf of the Partnership employee benefit plans, stock option plans, and similar plans funded by the Partnership for the benefit of employees of the General Partner, the Partnership, Subsidiaries of the Partnership or any Affiliate of any of them in respect of services performed, directly or indirectly, for the benefit of the Partnership, the General Partner, or any of the Partnership's Subsidiaries.

     E. The General Partner is expressly authorized to enter into, in the name and on behalf of the Partnership, a right of first opportunity arrangement and other conflict avoidance agreements with various Affiliates of the Partnership and the General Partner, on such terms as the General Partner, in its sole and absolute discretion, believes are advisable.

SECTION 7.7 INDEMNIFICATION

     A. The Partnership shall indemnify each Indemnitee from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including, without limitation, attorneys fees and other legal fees and expenses), judgments, fines , settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of the Partnership, the General Partner or the Gables Trust as set forth in this Agreement in which such Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, unless it is established that: (i) the act or omission of the Indemnitee was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty; (ii) the Indemnitee actually received an improper personal benefit in money, property or services; or (ii) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful. Without limitation, the foregoing indemnity shall extend to any liability of any Indemnitee, pursuant to a loan guaranty or otherwise, for any indebtedness of the Partnership or any Subsidiary of the Partnership (including without limitation, any indebtedness which the Partnership or any Subsidiary of the Partnership has assumed or taken subject to), and the General Partner is hereby authorized and empowered, on behalf of the Partnership, to enter into one or more indemnity agreements consistent with the provisions of this Section 7.7 in favor of any Indemnitee having or potentially having liability for any such indebtedness. The termination of any proceeding by judgment, order or settlement does not create a presumption that the Indemnitee did not meet the requisite standard of conduct set forth in this Section 7.7.A with respect to the subject matter of such proceeding. The termination of any proceeding by conviction of an Indemnitee or upon a plea of nolo contendere or its equivalent by an Indemnitee, or an entry of an order of probation against an Indemnitee prior to judgment, creates a rebuttable presumption that such Indemnitee acted in a manner contrary to that specified in this Section 7.7.A. Any indemnification pursuant to this
Section 7.7 shall be made only out of the assets of the Partnership, and neither the General Partner nor any Limited Partner shall have any obligation to contribute to the capital of the Partnership or otherwise provide funds, to enable the Partnership to fund its obligations under this Section 7.7.

     B. Reasonable expenses incurred by an Indemnitee who is a party to a proceeding may be paid or reimbursed by the Partnership in advance of the final disposition of the proceeding upon receipt by the Partnership of (i) a written affirmation by the Indemnitee of the Indemnitee's good faith belief that the standard of conduct necessary for indemnification by the Partnership as authorized in this Section 7.7.A. has been met, and (ii) a written undertaking by or on behalf of the Indemnitee to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.

     C. The indemnification provided by this Section 7.7 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any agreement, pursuant to any vote of the Partners, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity unless otherwise provided in a written agreement pursuant to which such Indemnities is indemnified.

     D. The Partnership may, but shall not be obligated to, purchase and maintain insurance, on behalf of the Indemnitees and such other Persons as the General Partner shall determine, against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Partnership's activities, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

     E. For purposes of this Section 7.7, the Partnership shall be deemed to have requested an Indemnitee to serve as fiduciary of an employee benefit plan whenever the performance by it of its duties to the Partnership also imposes duties on, or otherwise involves services by, it to the plan or participants or beneficiaries of the plan; excise taxes assessed on an Indemnitee with respect to an employee benefit plan pursuant to applicable law shall constitute fines within the meaning of Section 7.7; and actions taken or omitted by the Indemnitee with respect to an employee benefit plan in the performance of its duties for a purpose reasonably believed by it to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Partnership.

     F. In no event may an Indemnitee subject any of the Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.

     G. An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.7 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

     H. The provisions of this Section 7.7 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons. Any amendment, modification or repeal of this Section 7.7 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the Partnership's liability to any Indemnitee under this Section 7.7 as in effect immediately prior to such amendment, modification, or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

SECTION 7.8 LIABILITY OF THE GENERAL PARTNER

     A. Notwithstanding anything to the contrary set forth in this Agreement, neither the General Partner nor the Gables Trust shall be liable for monetary damages to the Partnership, any Partners or any Assignees for losses sustained or liabilities incurred as a result of errors in judgment or of any act or omission if the General Partner acted in good faith.

     B. The Limited Partners expressly acknowledge that the General Partner is acting on behalf of the Partnership, the Gables Trust, and the shareholders of the Gables Trust collectively, that the General Partner is under no obligation to consider the separate interests of the Limited Partners (including, without limitation, the tax consequences to Limited Partners or Assignees) in deciding whether to cause the Partnership to take (or decline to take) any actions, and that neither the General Partner nor the Gables Trust shall be liable for monetary damages for losses sustained, liabilities incurred, or benefits not derived by Limited Partners in connection with such decisions, provided that the General Partner has acted in good faith.

     C. Subject to its  obligations  and duties as General  Partner set forth in
Section 7.1.A hereof, the General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its agents. Neither the General Partner nor the Gables Trust shall be responsible for any misconduct or negligence on the part of any such agent appointed by the General Partner in good faith.

     D. Any amendment, modification or repeal of this Section 7.8 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the General Partner's liability to the Partnership and the Limited Partners under this Section 7.8 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

SECTION 7.9 OTHER MATTERS CONCERNING THE GENERAL PARTNER

     A. The General Partner may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties.

     B. The General Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers, architects, engineers, environmental consultants and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the opinion of such Persons as to matters which such General Partner reasonably believes to be within such Person's professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.

     C. The General Partner shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers and a duly appointed attorney or attorneys-in-fact. Each such attorney shall, to the extent provided by the General Partner in the power of attorney, have full power and authority to do and perform all and every act and duty which is permitted or required to be done by the General Partner hereunder.

     D. Notwithstanding any other provisions of this Agreement or the Act, any action of the General Partner on behalf of the Partnership or any decision of the General Partner to refrain from acting on behalf of the Partnership, undertaken in the good faith belief that such action or omission is necessary or advisable in order (i) to protect the ability of the Gables Trust to continue to qualify as a REIT or (ii) to avoid the Gables Trust incurring any taxes under
Section 857 or Section 4981 of the Code, is expressly authorized under this Agreement and is deemed approved by all of the Limited Partners.

SECTION 7.10 TITLE TO PARTNERSHIP ASSETS

Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually or collectively, shall have any ownership interest in such Partnership assets or any portion thereof. Title to any or all of the Partnership assets may be held in the name of the Partnership, the General Partner or one or more nominees, as the General Partner may determine, including Affiliates of the General Partner. The General Partner hereby declares and warrants that any Partnership assets for which legal title is held in the name of the General Partner or any nominee or Affiliate of the General Partner shall be held by the General Partner for the use and benefit of the Partnership in accordance with the provisions of this Agreement; provided, however, that the General Partner shall use its best efforts to cause beneficial and record title to such assets to be vested in the Partnership as soon as reasonably practicable. All Partnership assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which legal title to such Partnership assets is held.

SECTION 7.11 RELIANCE BY THIRD PARTIES

Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Partnership shall be entitled to assume that the General Partner has full power and authority, without consent or approval of any other Partner or Person to encumber, sell or otherwise use in any manner any and all assets of the Partnership and to enter into any contracts on behalf of the Partnership, and take any and all actions on behalf of the Partnership and such Person shall be entitled to deal with the General Partner as if the General Partner were the Partnership's sole party in interest, both legally and beneficially. Each Limited Partner hereby waives any and all defenses or other remedies which may be available against such Person to contest, negate or disaffirm any action of the General Partner in connection with any such dealing. In no event shall any Person dealing with the General Partner or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the General Partner or its representatives. Each and every certificate, document or other instrument executed on behalf of the Partnership by the General Partner or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (i) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (ii) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership and (iii) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.


                                    ARTICLE 8
                   RIGHTS AND OBLIGATIONS OF LIMITED PARTNERS

SECTION 8.1 LIMITATION OF LIABILITY

The Limited Partners shall have no liability under this Agreement except as expressly provided in this Agreement, including Section 10.5 hereof, or under the Act.

SECTION 8.2 MANAGEMENT OF BUSINESS

No Limited Partner or Assignee (other than the General Partner, any of its Affiliates or any officer, director, employee, partner, agent or trustee of the General Partner, the Partnership or any of their Affiliates, in their capacity as such) shall take part in the operation, management or control (within the meaning of the Act) of the Partnership's business, transact any business in the Partnership's name or have the power to sign documents for or otherwise bind the Partnership. The transaction of any such business by the General Partner, any of its Affiliates or any officer, director, employee, partner, agent or trustee of the General Partner, the Partnership or any of their Affiliates, in their capacity as such, shall not affect, impair or eliminate the limitations on the liability of the Limited Partners or Assignees under this Agreement.

SECTION 8.3 OUTSIDE ACTIVITIES OF LIMITED PARTNERS

Subject to any agreements entered into pursuant to Section 7.6.E hereof and any other agreements entered into by a Limited Partner or its Affiliates with the Partnership or a Subsidiary, any Limited Partner (other than the General Partner and the Gables Trust) and any officer, director, employee, agent, trustee, Affiliate or shareholder of any Limited Partner (other than the General Partner and the Gables Trust) shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities that are in direct competition with the Partnership or that are enhanced by the activities of the Partnership. Neither the Partnership nor any Partners shall have any rights by virtue of this Agreement in any business ventures of any Limited Partner or Assignee. None of the Limited Partners (other than the General Partner and the Gables Trust) nor any other Person shall have any rights by virtue of this Agreement or the Partnership relationship established hereby in any business ventures of any other Person (other than the General Partner to the extent expressly provided herein) and such Person shall have no obligation pursuant to this Agreement to offer any interest in any such business ventures to the Partnership, any Limited Partner or any such other Person, even if such opportunity is of a character which, if presented to the Partnership, any Limited Partner or such other Person, could be taken by such Person.

SECTION 8.4 RETURN OF CAPITAL

Except pursuant to the right of redemption set forth in Section 8.6, no Limited Partner shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent of distributions made pursuant to this Agreement or upon termination of the Partnership as provided herein. Except to the extent provided by Exhibit C hereof or as permitted by Section 4.2.B, or otherwise expressly provided in this Agreement, no Limited Partner or Assignee shall have priority over any other Limited Partner or Assignee either as to the return of Capital Contributions or as to profits, losses or distributions.

SECTION 8.5 RIGHTS OF LIMITED PARTNERS RELATING TO THE PARTNERSHIP

     A. In addition to other rights provided by this Agreement or by the Act, and except as limited by Section 8.5.C hereof, each Limited Partner shall have the right, for a purpose reasonably related to such Limited Partner's interest as a limited partner in the Partnership, upon written demand with a statement of the purpose of such demand and at such Limited Partner's own expense (including such copying and administrative charges as the General Partner may establish from time to time):

     (1) to obtain a copy of the most recent annual and quarterly reports filed with the Securities and Exchange Commission by the Gables Trust pursuant to the Securities Exchange Act of 1934;

     (2) to obtain a copy of the Partnership's federal, state and local income tax returns for each Partnership Year;

     (3) to obtain a current list of the name and last known business, residence or mailing address of each Partner;

     (4) to obtain a copy of this Agreement and the Certificate and all amendments thereto, together with executed copies of all powers of attorney pursuant to which this Agreement, the Certificate and all amendments thereto have been executed; and

     (5) to obtain true and full information regarding the amount of cash and a description and statement of any other property or services contributed by each Partner and which each Partner has agreed to contribute in the future, and the date on which each became a Partner.

     B. The Partnership shall notify each Limited Partner upon request of the then current Conversion Factor.

     C. Notwithstanding any other provision of this Section 8.5, the General Partner may keep confidential from the Limited Partners, for such period of time as the General Partner determines in its sole and absolute discretion to be reasonable, any information that (i) the General Partner reasonably believes to be in the nature of trade secrets or other information the disclosure of which the General Partner in good faith believes is not in the best interests of the Partnership or could damage the Partnership or is business or (ii) the Partnership is required by law or by agreements with an unaffiliated third party to keep confidential.

SECTION 8.6 REDEMPTION RIGHT

     A. Subject to Sections 8.6.B and 8.6.C, on or after the date one (1) year after the closing of the initial public offering of REIT Shares by the Gables Trust, each Limited Partner, other than the General Partner, shall have the right (the "Redemption Right") to require the Partnership to redeem on a Specified Redemption Date all or a portion of the Partnership Units held by such Limited Partner (other than Series B Preferred Units which such Units shall have only those Redemption Rights set forth in Exhibit F, attached hereto) at a redemption price equal to and in the form of the Cash Amount to be paid by the Partnership. The Redemption Right shall be exercised pursuant to a Notice of Redemption delivered to the Partnership (with a copy to the General Partner) by the Limited Partner who is exercising the redemption right (the "Redeeming Partner"); provided, however, that the Partnership shall not be obligated to satisfy such Redemption Right if the Gables Trust and/or the General Partner elects to purchase the Partnership Units subject to the Notice of Redemption pursuant to Section 8.6.B. A Limited Partner may not exercise the Redemption Right for less than one thousand (1,000) Partnership Units or, if such Limited Partner holds less than one thousand (1,000) Partnership Units, all of the Partnership Units held by such Partner. The Redeeming Partner shall have no right, with respect to any Partnership Units so redeemed, to receive any distributions paid on or after the Specified Redemption Date. The Assignee of any Limited Partner may exercise the rights of such Limited Partner pursuant to this Section 8.6, and such Limited Partner shall be deemed to have assigned such rights to such Assignee and shall be bound by the exercise of such rights by such Assignee. In connection with any exercise of such rights by such Assignee on behalf of such Limited Partner, the Cash Amount shall be paid by the Partnership directly to such Assignee and not to such Limited Partner.

     B. Notwithstanding the provisions of Section 8.6.A, a Limited Partner that exercises the Redemption Right shall be deemed to have offered to sell the Partnership Units described in the Notice of Redemption to the General Partner and the Gables Trust, and either of the General Partner or the Gables Trust (or both) may, in its sole and absolute discretion, elect to purchase directly and acquire such Partnership Units by paying to the Redeeming Partner either the Cash Amount or the REIT Shares Amount, as elected by the General Partner or the Gables Trust (in its sole and absolute discretion), on the Specified Redemption Date, whereupon the General Partner or the Gables Trust shall acquire the Partnership Units offered for redemption by the Redeeming Partner and shall be treated for all purposes of this Agreement as the owner of such Partnership Units. If the General Partner and/or the Gables Trust shall elect to exercise its right to purchase Partnership Units under this Section 8.6.B with respect to a Notice of Redemption, they shall so notify the Redeeming Partner within five Business Days after the receipt by the General Partner of such Notice of Redemption. Unless the General Partner and/or the Gables Trust (in their sole and absolute discretion) shall exercise its right to purchase Partnership Units from the Redeeming Partner pursuant to this Section 8.6.B, neither the General Partner nor the Gables Trust shall have any obligation to the Redeeming Partner or the Partnership with respect to the Redeeming Partner's exercise of the Redemption Right. In the event the General Partner or the Gables Trust shall exercise its right to purchase Partnership Units with respect to the exercise of a Redemption Right in the manner described in the first sentence of this Section 8.6.B, the Partnership shall have no obligation to pay any amount to the Redeeming Partner with respect to such Redeeming Partner's exercise of such Redemption Right, and each of the Redeeming Partner, the Partnership, and the General Partner or the Gables Trust, as the case may be, shall treat the transaction between the General Partner or the Gables Trust, as the case may be, and the Redeeming Partner for federal income tax purposes as a sale of the Redeeming Partner's Partnership Units to the General Partner or the Gables
Trust, as the case may be. Each Redeeming Partner agrees to execute such documents as the General Partner may reasonably require in connection with the issuance of REIT Shares upon exercise of the Redemption Right.

     C. Notwithstanding the provisions of Section 8.6.A and Section 8.6.B, a Partner shall not be entitled to exercise the Redemption Right pursuant to
Section 8.6.A if the delivery of REIT Shares to such Partner on the Specified Redemption Date by the General Partner or the Gables Trust pursuant to Section 8.6.B (regardless of whether or not the General Partner or the Gables Trust would in fact exercise its rights under Section 8.6.B) would be prohibited under the Declaration of Trust or would violate any federal or state securities laws.

     D. In connection with a redemption by Gables Trust of any or all of the Gables Trust Series A Preferred Shares, the General Partner shall have the right to cause the Partnership to redeem all or a portion of the Series A Preferred Units that the Gables Trust and/or the General Partner holds, and such redemption proceeds shall be distributed to the Gables Trust and/or the General Partner, as applicable, pursuant to the provisions of Section 5.1(b).

     E. In connection with a redemption by Gables Trust of any or all of the Gables Trust Series Z Preferred Shares, the General Partner shall have the right to cause the Partnership to redeem all or a portion of the Series Z Preferred Units that the Gables Trust and/or the General Partner holds, and such redemption proceeds shall be distributed to the Gables Trust and/or the General Partner, as applicable, pursuant to the provisions of Section 5.1(c).

     F. In connection with a redemption by Gables Trust of any or all of the Gables Trust Series B Preferred Shares that may at any time be issued and outstanding (in accordance with the terms of the Series B Preferred Units), the General Partner shall have the right to cause the Partnership to redeem all or a portion of the Series B Preferred Units that Gables Trust and/or the General Partner then holds, and such redemption proceeds shall be distributed to the Gables Trust and/or the General Partner, as applicable, in an amount equal to the portion of the Gables Trust's and the General Partner's Adjusted Capital Account balance attributable to such units being redeemed, after adjusting such Capital Accounts pursuant to the provisions of Section 13.2.

     G. In connection with a redemption by the Partnership of any or all of the Series B Preferred Units that may at any time be issued and outstanding and not held by Gables Trust (in accordance with the terms of the Series B Preferred Units as set forth in Exhibit F hereto), the General Partner shall have the right to cause the Partnership to distribute to the holders of the Series B Preferred Units being redeemed an amount equal to the aggregate Series B Liquidation Preference with respect to such Units as determined pursuant to
Section 13.2 hereof, without regard to the requirements of Section 13.2(A)(iv) with respect to distributions to holders of Series A Preferred Units (or any other then outstanding Units or Shares ranking on a parity thereto), to the extent that at the time of such redemption the terms of the Series A Preferred Units and Gables Trust Series A Preferred Shares (and of any other then outstanding Units or Shares ranking on a parity thereto) permit a redemption of the Series B Preferred Units only.


                                    ARTICLE 9
                     BOOKS, RECORDS, ACCOUNTING AND REPORTS

SECTION 9.1 RECORDS AND ACCOUNTING

The General Partner shall keep or cause to be kept at the principal office of the Partnership those records and documents required to be maintained by the Act and other books and records deemed by the General Partner to be appropriate with respect to the Partnership's business, including, without limitation, all books and records necessary to provide to the Limited Partners any information, lists and copies of documents required to be provided pursuant to Section 9.3 hereof. Any records maintained by or on behalf of the Partnership in the regular course of its business may be kept on, or be in the form of, punch cards, magnetic tape, photographs, micrographics or any other information storage device, provided that the records so maintained are convertible into clearly legible written form within a reasonable period of time. The books of the Partnership shall be maintained, for financial and tax reporting purposes, on an accrual basis in accordance with generally accepted accounting principles, or such other basis as the General Partner determines to be necessary or appropriate.

SECTION 9.2 FISCAL YEAR

The fiscal year of the Partnership shall be the calendar year.

SECTION 9.3 REPORTS

     A. As soon as  practicable,  but in no event  later than one  hundred  five
(105) days after the close of each Partnership Year, the General Partner shall cause to be mailed to each Limited Partner as of the close of the Partnership Year, an annual report containing financial statements of the Partnership, or of the General Partner or the Gables Trust if such statements are prepared solely on a consolidated basis with the General Partner or the Gables Trust, for such Partnership Year, presented in accordance with generally accepted accounting principles, such statements to be audited by a nationally recognized firm of independent public accountants selected by the General Partner.

     B. As soon as  practicable,  but in no event  later than one  hundred  five
(105) days after the close of each calendar quarter (except the last calendar quarter of each year), the General Partner shall cause to be mailed to each Limited Partner as of the last day of the calendar quarter, a report containing unaudited financial statements of the Partnership, or of the General Partner or the Gables Trust, if such statements are prepared solely on a consolidated basis with the General Partner or the Gables Trust, and such other information as may be required by applicable law or regulation, or as the General Partner determines to be appropriate.


                                   ARTICLE 10
                                   TAX MATTERS

SECTION 10.1 PREPARATION OF TAX RETURNS

The General Partner shall arrange for the preparation and timely filing of all returns of Partnership income, gains, deductions, losses and other items required of the Partnership for federal and state income tax purposes and shall use all reasonable efforts to furnish, within ninety (90) days of the close of each taxable year, the tax information reasonably required by Limited Partners for federal and state income tax reporting purposes.

SECTION 10.2 TAX ELECTIONS

Except as otherwise provided herein, the General Partner shall, in its sole and absolute discretion, determine whether to make any available election pursuant to the Code. The General Partner shall have the right to seek to revoke any such election (including, without limitation, the election under Section 754 of the Code) upon the General Partner's determination in its sole and absolute discretion that such revocation is in the best interests of the Partners.

SECTION 10.3 TAX MATTERS PARTNER

     A. The General Partner shall be the "tax matters partner" of the Partnership for federal income tax purposes. Pursuant to Section 6230(e) of the Code, upon receipt of notice from the IRS of the beginning of an administrative proceeding with respect to the Partnership, the tax matters partner shall furnish the IRS with the name, address, taxpayer identification number, and profit interest of each of the Limited Partners and the Assignees; provided, however, that such information is provided to the Partnership by the Limited Partners and the Assignees.

     B. The tax matters partner is authorized, but not required.

          (1) to enter into any settlement with the IRS with respect to any administrative or judicial proceedings for the adjustment of Partnership items required to be taken into account by a Partner for income tax purposes (such administrative proceedings being referred to as a "tax audit" and such judicial proceedings being referred to as "judicial review"), and in the settlement agreement the tax matters partner may expressly state that such agreement shall bind all Partners, except that such settlement agreement shall not bind any Partner (i) who (within the time prescribed pursuant to the Code and Regulations) files a statement with the IRS providing that the tax matters partner shall not have the authority to enter into a settlement agreement on behalf of such Partner or (ii) who is a "notice partner" (as defined in Section 6231(a)(8) of the Code) or a member of a "notice group" (as defined in Section 6223(b)(2) of the Code);

          (2) in the event that a notice of a final administrative adjustment at the Partnership level of any item required to be taken into account by a Partner for tax purposes (a "final adjustment") is mailed to the tax matters partner, to seek judicial review of such final adjustment, including the filing of a petition for readjustment with the Tax Court or the filing of a complaint for refund with the United States Claims Court or the District Court of the United States for the district in which the Partnership's principal place of business is located;

          (3) to intervene in any action brought by any other Partner for judicial review of a final adjustment;

          (4) to file a request for an administrative adjustment with the IRS and, if any part of such request is not allowed by the IRS, to file an appropriate pleading (petition or complaint) for judicial review with respect to such request;

          (5) to enter into an agreement with the IRS to extend the period for assessing any tax which is attributable to any item required to be taken account by a Partner for tax purposes, or an item affected by such item; and

          (6) to take any other action on behalf of the Partners or the Partnership in connection with any tax audit or judicial review proceeding to the extent permitted by applicable law or regulations.

The taking of any action and the incurring of any expense by the tax matters partner in connection with any such proceeding, except to the extent required by law, is a matter in the sole and absolute discretion of the tax matters partner and the provisions relating to indemnification of the General Partner set forth in Section 7.7 of this Agreement shall be fully applicable to the tax matters partner in its capacity as such.

     C. The tax matters partner shall receive no compensation for its services. All third party costs and expenses incurred by the tax matters partner in performing its duties as such (including legal and accounting fees and expenses) shall be borne by the Partnership. Nothing herein shall be construed to restrict the Partnership from engaging an accounting firm to assist the tax matters partner in discharging its duties hereunder, so long as the compensation paid by the Partnership for such services is reasonable.

SECTION 10.4 ORGANIZATIONAL EXPENSES

The Partnership shall elect to deduct expenses, if any, incurred by it in organizing the Partnership ratably over a sixty (60) month period as provided in
Section 709 of the Code.

SECTION 10.5 WITHHOLDING

Each Limited Partner hereby authorizes the Partnership to withhold from or pay on behalf of or with respect to such Limited Partner any amount of federal, state, local, or foreign taxes that the General Partner determines that the Partnership is required to withhold or pay with respect to any amount distributable or allocable to such Limited Partner pursuant to this Agreement, including, without limitation, any taxes required to be withheld or paid by the Partnership pursuant to Sections 1441, 1442, 1445, or 1446 of the Code. Any amount paid on behalf of or with respect to a Limited Partner shall constitute a loan by the Partnership to such Limited Partner, which loan shall be repaid by such Limited Partner within fifteen (15) days after notice from the General Partner that such payment must be made unless (i) the Partnership withholds such payment from a distribution which would otherwise be made to the Limited Partner or (ii) the General Partner determines, in its sole and absolute discretion, that such payment may be satisfied out of the available funds of the Partnership which would, but for such payment, be distributed to the Limited Partner. Any amounts withheld pursuant to the foregoing clauses (i) or (ii) shall be treated as having been distributed to such Limited Partner. Each Limited Partner hereby unconditionally and irrevocably grants to the Partnership a security interest in such Limited Partner's Partnership Interest to secure such Limited Partner's obligation to pay to the Partnership any amounts required to be paid pursuant to this Section 10.5. In the event that a Limited Partner fails to pay any amounts owed to the Partnership pursuant to this Section 10.5 when due, the General Partner may, in its sole and absolute discretion, elect to make the payment to the Partnership on behalf of such defaulting Limited Partner, and in such event shall be deemed to have loaned such amount to such defaulting Limited Partner and shall succeed to all rights and remedies of the Partnership as against such defaulting Limited Partner. Without limitation, in such event the General Partner shall have the right to receive distributions that would otherwise be distributable to such defaulting Limited Partner until such time as such loan, together with all interest thereon, has been paid in full, and any such distributions so received by the General Partner shall be treated as having been distributed to the defaulting Limited Partner and immediately paid by the defaulting Limited Partner to the General Partner in repayment of such loan. Any amounts payable by a Limited Partner hereunder shall bear interest at the lesser of (A) the base rate on corporate loans at large United States money center commercial banks, as published from time to time in the Wall Street Journal, plus four (4) percentage points, or (B) the maximum lawful rate of interest on such obligation, such interest to accrue from the date such amount is due (i.e., fifteen (15) days after demand) until such amount is paid in full. Each Limited Partner shall take such actions as the Partnership or the General Partner shall request in order to perfect or enforce the security interest created hereunder.


                                   ARTICLE 11
                            TRANSFERS AND WITHDRAWALS

SECTION 11.1 TRANSFER

     A. The term "transfer," when used in this Article 11 with respect to a Partnership Unit, shall be deemed to refer to a transaction by which the General Partner purports to assign all or any part of its General Partner Interest to another Person or by which a Limited Partner purports to assign all or any part of its Limited Partner Interest to another Person, and includes a sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition by law or otherwise. The term "transfer" when used in this
Article 11 does not include any redemption of Partnership Interests by the Partnership from a Limited Partner or any acquisition of Partnership Units from a Limited Partner by the General Partner or the Gables Trust pursuant to Section 8.6.

     B. No Partnership Interest shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article 11. Any transfer or purported transfer of a Partnership Interest not made in accordance with this Article 11 shall be null and void.

SECTION 11.2 TRANSFER OF GENERAL PARTNER'S PARTNERSHIP INTEREST OR THE GABLES TRUST'S INTEREST IN THE GENERAL PARTNER

     A. The General Partner may not transfer any of its General Partner Interest or Limited Partnership Interests or withdraw as General Partner except as provided in Section 11.2.B or in connection with a transaction described in
Section 11.2.C. The Gables Trust shall not transfer any of its Limited Partner Interest or Ownership Interest except in connection with a transaction described in Section 11.2.B or 11.2.C.

     B. The General Partner and the Gables Trust may transfer Limited Partner Interests held by them either to the Partnership in accordance with Section 7.5.B hereof or to a purported holder of REIT Shares in accordance with the provisions of Article V of the Declaration of Trust.

     C. Except as otherwise provided in Section 11.2.D., neither the General Partner nor the Gables Trust shall engage in any merger, consolidation or other combination with or into another Person or sale of all or substantially all of its assets, or effect any reclassification, or recapitalization or change of outstanding REIT Shares (other than a change in par value, or from par value to no par value, or as a result of a subdivision or combination as described in the definition of "Conversion Factor") ("Transaction"), unless (i) the Transaction also includes a merger of the Partnership or sale of substantially all of the assets of the Partnership which has been approved by the requisite Consent of the Partners pursuant to Section 7.3 and as a result of which all Limited Partners will receive for each Partnership Unit (other than Series A Preferred Units, Series Z Preferred Units and, to the extent held by the Gables Trust or the General Partner, Series B Preferred Units, which will be treated in a manner intended to protect the economic rights of holders of the Gables Trust Series A Preferred Shares, Gables Trust Series Z Preferred Shares and Gables Trust Series B Preferred Shares, respectively, and other than Series B Preferred Units not held by the Gables Trust or the General Partner, which will receive an amount of cash equal to the portion of the Adjusted Capital Account balance of the holder thereof attributable to such Series B Preferred Units after giving effect to the allocation provisions of Section 6.2) an amount of cash, securities, or other property equal to the product of the Conversion Factor and the greatest amount of cash, securities or other property paid to a holder of one REIT Share in consideration of one REIT Share at any time during the period from and after the date on which the Transaction is consummated, provided that if, in connection with the Transaction, a purchase, tender or exchange offer shall have been made to and accepted by the holders of more than fifty percent (50%) of the outstanding REIT Shares, each holder of Partnership Units shall receive the greatest amount of cash, securities, or other property which such holder would have received had it exercised the Redemption Right and received REIT Shares in exchange for its Partnership Units immediately prior to the expiration of such purchase, tender or exchange offer and had thereupon accepted such purchase, tender or exchange offer, and provided further that the foregoing amounts required to be received by holders of Partnership Units may be reduced by such amount as is necessary to account for the fact that the General Partner holds an interest in the Tennessee Partnership; and (ii) no more than forty-nine percent (49%) of the equity securities of the acquiring Person in such transaction shall be owned, after consummation of such Transaction, by the General Partner or Persons who are Affiliates of the Partnership or the General Partner immediately prior to the date on which the Transaction is consummated.

     D. Notwithstanding Section 11.2.C, either the General Partner or the Gables Trust may merge with another entity if immediately after such merger substantially all of the assets of the surviving entity, other than Partnership Units held by the General Partner (whether such Partnership Units constitute the General Partnership Interest or a Limited Partnership Interest) or by the Gables Trust, are contributed to the Partnership as a Capital Contribution in exchange for Partnership Units with a fair market value, as reasonably determined by the General Partner, equal to the 704(c) Value of the assets so contributed.

SECTION 11.3 LIMITED PARTNERS' RIGHTS TO TRANSFER

     A. Subject to the provisions of Sections 11.3.C, 11.3.D, 11.3.E, and 11.4, a Limited Partner may transfer, with or without the consent of the General Partner, all or any portion of its Partnership Interest, or any of such Limited Partner's economic rights as a Limited Partner.

     B.  If  a  Limited   Partner  is  subject  to  Incapacity,   the  executor,
administrator, trustee, committee, guardian, conservator or receiver of such Limited Partner's estate shall have all the rights of a Limited Partner, but not more rights than those enjoyed by other Limited Partners, for the purpose of settling or managing the estate and such power as the Incapacitated Limited Partner possessed to transfer all or any part of his or its interest in the Partnership. The Incapacity of a Limited Partner, in and of itself, shall not dissolve or terminate the Partnership.

     C. The General Partner may prohibit any transfer by a Limited Partner of its Partnership Units if, in the opinion of legal counsel to the Partnership, such transfer would require filing of a registration statement under the Securities Act of 1933 or would otherwise violate any federal or state securities laws or regulations applicable to the Partnership or the Partnership Unit.

     D. No transfer by a Limited Partner of its Partnership Units may be made to any Person if (i) in the opinion of legal counsel for the Partnership, it would result in the Partnership being treated as an association taxable as a corporation, or (ii) such transfer is effectuated through an "established securities market" or a "secondary market (or the substantial equivalent thereof)" with the meaning of Section 7704 of the Code.

     E. No transfer of any Partnership Units may be made to a lender to the Partnership or any Person who is related (within the meaning of Section 1.752-4(b) of the Regulations) to any lender to the Partnership whose loan constitutes a Nonrecourse Liability, without the consent of the General Partner, in its sole and absolute discretion, provided that as a condition to such consent the lender will be required to enter into an arrangement with the Partnership and the General Partner to exchange or redeem for the Cash Amount any Partnership Units in which a security interest is held simultaneously with the time at which such lender would be deemed to be a partner in the Partnership for purposes of allocating liabilities to such lender under Section 752 of the Code.

SECTION 11.4 SUBSTITUTED LIMITED PARTNERS

     A. No Limited Partner shall have the right to substitute a transferee as a Limited Partner in his place. The General Partner shall, however, have the right to consent to the admission of a transferee of the interest of a Limited Partner pursuant to this Section 11.4 as a Substituted Limited Partner, which consent may be given or withheld by the General Partner in its sole and absolute discretion. The General Partner's failure or refusal to permit a transferee of any such interests to become a Substituted Limited Partner shall not give rise to any cause of action against the Partnership or any Partner.

     B. A transferee who has been admitted as a Substituted Limited Partner in accordance with this Article 11 shall have all the rights and powers and be subject to all the restrictions and liabilities of a Limited Partner under this Agreement.

     C. Upon the admission of a Substituted Limited Partner, the General Partner shall amend Exhibit A to reflect the name, address, number of Partnership Units, and Percentage Interest of such Substituted Limited Partner and to eliminate or adjust, if necessary, the name, address and interest of the predecessor of such Substituted Limited Partner.

SECTION 11.5 ASSIGNEES

If the General Partner, in its sole and absolute discretion, does not consent to the admission of any permitted transferee under Section 11.3 as a Substituted Limited Partner, as described in Section 11.4, such transferee shall be considered  an Assignee for  purposes of this  Agreement.  An Assignee  shall be
deemed  to  have  had   assigned  to  it,  and  shall  be  entitled  to  receive
distributions from the Partnership and the share of Net Income, Net Losses, Recapture Income, and any other items, gain, loss deduction and credit of the Partnership attributable to the Partnership Units assigned to such transferee, but shall not be deemed to be a holder of Partnership Units for any other purpose under this Agreement, and shall not be entitled to vote such Partnership Units in any matter presented to the Limited Partners for a vote (such Partnership Units being deemed to have been voted on such matter in the same proportion as all other Partnership Units held by Limited Partners are voted). In the event any such transferee desires to make a further assignment of any such Partnership Units, such transferee shall be subject to all the provisions of this Article 11 to the same extent and in the same manner as any Limited Partner desiring to make an assignment of Partnership Units.

SECTION 11.6 GENERAL PROVISIONS

     A. No Limited Partner may withdraw from the Partnership other than as a result of a permitted transfer of all of such Limited Partner's Partnership Units in accordance with this Article 11 or pursuant to redemption of all of its Partnership Units under Section 8.6.

     B. Any Limited Partner who shall transfer all of its Partnership Units in a transfer permitted pursuant to this Article 11 shall cease to be a Limited
Partner upon the admission of all Assignees of such Partnership Units as Substitute Limited Partners. Similarly, any Limited Partner who shall transfer all of its Partnership Units pursuant to a redemption of all of its Partnership Units under Section 8.6 shall cease to be a Limited Partner.

     C. Transfers pursuant to this Article 11 may only be made on the first day of a fiscal quarter of the Partnership, unless the General Partner otherwise agrees.

     D. If any Partnership Interest is transferred or assigned during any quarterly segment of the Partnership's fiscal year in compliance with the provisions of this Article 11 or redeemed or transferred pursuant to Section 8.6, or any day other than the first day of a Partnership Year, then Net Income, Net Losses, each item thereof and all other items attributable to such interest for such Partnership Year shall be divided and allocated between the transferor Partner and the transferee Partner by taking into account their varying interests during the Partnerships year in accordance with Section 706(d) of the Code, using the interim closing of the books method. Solely for purposes of making such allocations, each of such items for the calendar month in which the transfer or assignment occurs shall be allocated to the transferee Partner, and none of such items for the calendar month in which a redemption occurs shall be allocated to the Redeeming Partner. All distributions of Available Cash attributable to such Partnership Unit with respect to which the Partnership Record Date is before the date of such transfer, assignment, or redemption shall be made to the transferor Partner or the Redeeming Partner, as the case may be, and in the case of a transfer or assignment other than a redemption, all distributions of Available Cash thereafter attributable to such Partnership Unit shall be made to the transferee Partner.


                                   ARTICLE 12
                              ADMISSION OF PARTNERS

SECTION 12.1 ADMISSION OF SUCCESSOR GENERAL PARTNER

A successor to all of the General Partner Interest pursuant to Section 11.2 hereof who is proposed to be admitted as a successor General Partner shall be admitted to the Partnership as the General Partner, effective upon such transfer. Any such transferee shall carry on the business of the Partnership without dissolution. In each case, the admission shall be subject to the successor General Partner executing and delivering to the Partnership an acceptance of all of the terms and conditions of this Agreement and such other documents or instruments as may be required to effect the admission. In the case of such admission on any day other than the first day of a Partnership Year, all items attributable to the General Partner Interest for such Partnership year shall be allocated between the transferring General Partner and such successor as provided in Section 11.6.D hereof.

SECTION 12.2 ADMISSION OF ADDITIONAL LIMITED PARTNERS

     A. After the admission to the Partnership of the initial Limited Partners on January 26, 1994, a Person who makes a Capital Contribution to the Partnership in accordance with this Agreement shall be admitted to the Partnership as an Additional Limited Partner only upon furnishing to the General Partner (i) evidence of acceptance in form satisfactory to the General Partner of all of the terms and conditions of this Agreement, including, without limitation, the power of attorney granted in Section 2.4 hereof and (ii) such other documents or instruments as may be required in the discretion of the General Partner in order to effect such Person's admission as an Additional Limited Partner.

     B. Notwithstanding anything to the contrary in this Section 12.2, no Person shall be admitted as an Additional Limited Partner without the consent of the General Partner, which consent may be given or withheld in the General Partner's sole and absolute discretion. The admission of any Person as an Additional Limited Partner shall become effective on the date upon which the name of such Person is recorded on the books and records of the Partnership, following the consent of the General Partner to such admission.

     C. If any Additional Limited Partner is admitted to the Partnership on any day other than the first day of a Partnership Year, then Net Income, Net Losses, each item thereof and all other items allocable among Partners and Assignees for such Partnership Year shall be allocated among such Additional Limited Partner and all other Partners and Assignees by taking into account their varying interests during the Partnership Year in accordance with Section 706(d) of the Code, using the interim closing of the books method. Solely for purposes of making such allocations, each of such item for the calendar month in which an admission of any Additional Limited Partner occurs shall be allocated among all the Partners and Assigns including such Additional Limited Partner. All distributions of Available Cash with respect to which the Partnership Record Date is before the date of such admission shall be made solely to Partners and Assignees other than the Additional Limited Partner, and all distributions of Available Cash thereafter shall be made to all of the Partners and Assignees including such Additional Limited Partner.

SECTION 12.3 AMENDMENT OF AGREEMENT AND CERTIFICATE OF LIMITED PARTNERSHIP

For the admission to the Partnership of any Partner, the General Partner shall take all steps necessary and appropriate under the Act to amend the records of the Partnership and, if necessary, to prepare as soon as practical an amendment of this Agreement (including an amendment of Exhibit A) and, if required by law, shall prepare and file an amendment to the Certificate and may for this purpose exercise the power of attorney granted pursuant to Section 2.4 hereof.

                                   ARTICLE 13
                    DISSOLUTION, LIQUIDATION AND TERMINATION

SECTION 13.1 DISSOLUTION

The Partnership shall not be dissolved by the admission of Substituted Limited Partners or Additional Limited Partners or by the admission of a successor General Partner in accordance with the terms of this Agreement. Upon the withdrawal of the General Partner, any successor General Partner shall continue the business of the Partnership. The Partnership shall dissolve, and its affairs shall be wound up, upon the first to occur of any of the following ("Liquidating Events"):

     A. the expiration of its terms as provided in Section 2.5 hereof.

     B. an event of withdrawal of the General Partner, as defined in the Act (other than an event of bankruptcy), unless, within ninety (90) days after such event of withdrawal a majority in interest of the remaining Partners agree in writing to continue the business of the Partnership and to the appointment, effective as of the date of withdrawal, of a successor General Partner;

     C. from and after January 26, 1994 through December 31, 2053, an election to dissolve the Partnership made by the General Partner with the Consent of Partners holding 75% or more of the Percentage Interests of the Limited Partners (including Limited Partner Interests held by the General Partner and the Gables Trust);

     D. on or after January 1, 2054 an election to dissolve the Partnership made by the General Partner, in its sole and absolute discretion;

     E. entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the Act;

     F. the sale of all or substantially all of the assets and properties of the Partnership; or

     G. a final and non-appealable judgment is entered by a court of competent jurisdiction ruling that the General Partner is bankrupt or insolvent, or a final and non-appealable order for relief is entered by a court with appropriate jurisdiction against the General Partner, in each case under any federal or state bankruptcy or insolvency laws as now or hereafter in effect, unless prior to the entry of such order or judgment all of the remaining Partners agree in writing to continue the business of the Partnership and to the appointment, effective as of a date prior to the date of such order or judgment, of a substitute General Partner.

SECTION 13.2 WINDING UP

     A. Upon the occurrence of a Liquidating Event, the Partnership shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Partners. No Partner shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Partnership's business and affairs. The General Partner or, in the event there is no remaining General Partner, any Person elected by a majority in interest of the Limited Partners (the General Partner or such other Person being referred to herein as the "Liquidator"), shall be responsible for overseeing the winding up and dissolution of the Partnership and shall take full account of the Partnership's liabilities and property and the Partnership property shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom (which may, to the extent determined by the General Partner, include shares of stock in the General Partner) shall be applied and distributed in the following order:

          (i) First, to the payment and discharge of all of the Partnership's debts and liabilities to creditors other than the Partners;

          (ii) Second, to the payment and discharge of all of the Partnership's debts and liabilities to the General Partner and the Gables Trust;

          (iii)Third, to the payment and discharge of all of the Partnership's debts and liabilities to the other Partners;

          (iv) Fourth, to the Partners holding Series A Preferred Units and Series B Preferred Units, each as a class, with respect to each such class, pro rata, in the ratio which the Series A Liquidation Preference bears to the Series B Liquidation Preference (each as defined below) and within each such class, pro rata, in proportion to the ratio in which each such Partner holds Series A Preferred Units or Series B Preferred Units, as the case may be. The Series A Liquidation Preference shall mean an aggregate amount equal to the aggregate liquidation preference with respect to the Gables Trust Series A Preferred Shares plus any accrued but unpaid dividends with respect to such shares (the "Series A Liquidation Preference") and the Series B Liquidation Preference shall mean an aggregate amount equal to the sum of the portion of each such Series B Preferred Unitholder's remaining Adjusted Capital Account balance attributable thereto, after giving effect to the allocation provisions of Section 6.2, if applicable (the "Series B Liquidation Preference");

          (v) Fifth, to the Partners holding Series Z Preferred Units, pro rata, in the ratio in which they hold such Units in an amount equal to the liquidation preference with respect to the Gables Trust Series Z Preferred Shares plus any accrued but unpaid dividends with respect to such shares; and

          (vi) The balance, if any, to the General Partner and Limited Partners in accordance with their remaining Adjusted Capital Account balances, after giving effect to all contributions, distributions, and allocations for all periods.

The General Partner shall not receive any additional compensation for any services performed pursuant to this Article 13.

     B. Notwithstanding the provisions of Section 13.2.A hereof which require liquidation of the assets of the Partnership, but subject to the order of priorities set forth therein, if prior to or upon dissolution of the Partnership the Liquidator determines that an immediate sale of part or all of the Partnership's assets would be impractical or would cause undue loss to the Partners, the Liquidator may, in its sole and absolute discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Partnership (including to those Partners as creditors) and/or distribute to the Partners, in lieu of cash, as tenants in common and in accordance with the provisions of Section 13.2.A hereof, undivided interests in such Partnership assets as the Liquidator deems not suitable for liquidation. Any such distributions in kind shall be made only if, in the good faith judgment of the Liquidator, such distributions in kind are in the best interest of the Partners, and shall be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreements governing the operation of such properties at such time. The Liquidator shall determine the fair market value of any property distributed in kind using such reasonable method of valuation as it may adopt.

     C. In the discretion of the Liquidator, a pro rata portion of the distributions that would otherwise be made to the General Partner and Limited Partners pursuant to this Article 13 may be:

          (1) distributed to a trust established for the benefit of the General Partner and Limited Partners for the purposes of liquidating Partnership assets, collecting amounts owed to the Partnership, and paying any contingent or unforeseen liabilities or obligations of the Partnership or the General Partner arising out of or in connection with the Partnership. The assets of any such trust shall be distributed to the General Partner and Limited Partners from time to time, in the reasonable discretion of the Liquidator, in the same proportions as the amount distributed to such trust by the Partnership would otherwise have been distributed to the General Partner and Limited Partners pursuant to this Agreement; or

          (2) withheld or escrowed to provide a reasonable reserve for Partnership liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Partnership, provided that such withheld or escrowed amounts shall be distributed to the General Partner and Limited Partners in the manner and order of priority set forth in Section 13.2.A as soon as practicable.

SECTION 13.3 COMPLIANCE WITH TIMING REQUIREMENTS OF REGULATIONS

In the event the Partnership is  "liquidated"  within the meaning of Regulations
Section  1.704-1(b)(2)(ii)(g),  distributions  shall  be made  pursuant  to this
Article 13 to the General Partner and Limited Partners who have positive Capital Accounts in compliance with Regulations Section 1.704-1(b)(2)(ii)(b)(2). If the General Partner has a deficit balance in his Capital Account (after giving effect to all contributions, distributions and allocations for all taxable years, including the year during which such liquidation occurs), such Partner shall contribute to the capital of the Partnership the amount necessary to restore such deficit balance to zero in compliance with Treasury Regulations
Section 1.704-1(b)(2)(ii)(b)(3). If any Limited Partner enters into an agreement with the General Partner to contribute to the capital of the Partnership all or a portion of any deficit balance in its Capital Account at such time as its interest in the Partnership is "liquidated" within the meaning of Regulations
Section 1.704-1(b)(2)(ii)(g) or otherwise, such agreement shall be incorporated herein for all purposes of this Agreement.

SECTION 13.4 DEEMED DISTRIBUTION AND RECONTRIBUTION

Notwithstanding any other provision of this Article 13, in the event the Partnership is considered liquidated within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), but no Liquidating Event has occurred, the Partnership's property shall not be liquidated, the Partnership's liabilities shall not be paid or discharged, and the Partnership's affairs shall not be wound up. Instead, for federal income tax purposes and for purposes of maintaining Capital Accounts pursuant to Exhibit B hereto, the Partnership shall be deemed to have distributed the property in kind to the General Partner and Limited Partners, who shall be deemed to have assumed and taken such property subject to all Partnership liabilities, all in accordance with their respective Capital Accounts. Immediately thereafter, the General Partner and Limited Partners shall be deemed to have recontributed the Partnership property in kind to the Partnership, which shall be deemed to have assumed and taken such property subject to all such liabilities.

SECTION 13.5 RIGHTS OF LIMITED PARTNERS

Except as otherwise provided in this Agreement, each Limited Partner shall look solely to the assets of the Partnership for the return of its Capital Contributions and shall have no right or power to demand or receive property other than cash from the Partnership. Except as otherwise provided in this Agreement, no Limited Partner shall have priority over any other Partner as to the return of its Capital Contributions, distributions, or allocations.

SECTION 13.6 NOTICE OF DISSOLUTION

In the event a Liquidating Event occurs or an event occurs that would, but for the provisions of an election or objection by one or more Partners pursuant to
Section 13.1, result in a dissolution of the Partnership, the General Partner shall, within thirty (30) days thereafter, provide written notice thereof to each of the Partners.

SECTION 13.7 TERMINATION OF PARTNERSHIP AND CANCELLATION OF CERTIFICATE OF LIMITED PARTNERSHIP

Upon the completion of the liquidation of the Partnership cash and property as provided in Section 13.2 hereof, the Partnership shall be terminated, a certificate of cancellation shall be filed, and all qualifications of the Partnership as a foreign limited partnership in jurisdictions other than the State of Delaware shall be canceled and such other actions as may be necessary to terminate the Partnership shall be taken.

SECTION 13.8 REASONABLE TIME FOR WINDING-UP

A reasonable time shall be allowed for the orderly winding-up of the business and affairs of the Partnership and the liquidation of its assets pursuant to
Section 13.2 hereof, in order to minimize any losses otherwise attendant upon such winding-up, and the provisions of this Agreement shall remain in effect between the Partners during the period of liquidation.

SECTION 13.9 WAIVER OF PARTITION

Each Partner hereby waives any right to partition of the Partnership property.


                                   ARTICLE 14
                  AMENDMENT OF PARTNERSHIP AGREEMENT; MEETINGS

SECTION 14.1 AMENDMENTS

     A. Amendments to this Agreement may be proposed by the General Partner or by any Limited Partners holding twenty percent (20%) or more of the Partnership Interests (not including any interest on account of the Preferred Units). Following such proposal, the General Partner shall submit any proposed amendment to the Limited Partners. The General Partner shall seek the written vote of the Partners on the proposed amendment or shall call a meeting to vote thereon and to transact any other business that it may deem appropriate. For purposes of obtaining a written vote, the General Partner may require a response within a reasonable specified time, but not less than fifteen (15) days, and failure to respond in such time period shall constitute a vote which is consistent with the General Partner's recommendation with respect to the proposal. Except as provided in Section 7.3.A, 7.3.B, 13.1.C, 14.1.B, 14.1.C or 14.1.D, a proposed amendment shall be adopted and be effective as an amendment hereto if it is approved by the General Partner and it receives the Consent of Partners holding a majority of the Percentage Interests of the Limited Partners (including Limited Partner Interests held by the General Partner and the Gables Trust, but not including any interest on account of the Preferred Units).

     B. Notwithstanding Section 14.1.A, the General Partner shall have the power, without the consent of the Limited Partners, to amend this Agreement as may be required to facilitate or implement any of the following purposes:

          (1) to add to the obligations of the General Partner or surrender any right or power granted to the General Partner or any Affiliate of the General Partner for the benefit of the Limited Partners;

          (2)  to  reflect  the   admission,   substitution,   termination,   or
               withdrawal of Partners in accordance with this Agreement;

          (3)  to set  forth  the  designations,  rights,  powers,  duties,  and
               preferences  of  the  holders  of  any   additional   Partnership
               Interests issued pursuant to Section 4.2.A hereof;

          (4) to reflect a change that is of an inconsequential nature and does not adversely affect the Limited Partners in any material respect, or to cure any ambiguity, correct or supplement any provision in this Agreement not inconsistent with law or with other provisions, or make other changes with respect to matters arising under this Agreement that will not be inconsistent with law or with the provisions of this Agreement; and

          (5) to satisfy any requirements, conditions, or guidelines contained in any order, directive, opinion, ruling or regulation of a federal or state agency or contained in federal or state law.

The General Partner shall provide notice to the Limited Partners when any action under this Section 14.1.B is taken.

     C. Notwithstanding Section 14.1.A and 14.1.B hereof, this Agreement shall not be amended without the Consent of each Partner adversely affected if such amendment would (i) convert a Limited Partner's interest in the Partnership into a general partner interest, (ii) modify the limited liability of a Limited Partner in a manner adverse to such Limited Partner, (iii) alter rights of the

Partner to receive distributions pursuant to Article 5 or Article 13, or the allocations specified in Article 6 (except as permitted pursuant to Section 4.2 and Section 14.1.B(3) hereof), (iv) alter or modify the Redemption Right and REIT Shares Amount as set forth in Sections 8.6 and 11.2.B, and the related definitions, in a manner adverse to such Partner, (v) cause the termination of the Partnership prior to the time set forth in Sections 2.5 or 13.1, or (vi) amend this Section 14.1.C. Further, no amendment may alter the restrictions on the General Partner's authority set forth in Section 7.3 without the Consent specified in that section.

     D.  Notwithstanding  Section 14.1.A or Section  14.1.B hereof,  the General
Partner shall not amend Sections 4.2.A, 7.5, 7.6, 11.2 or 14.2 without the Consent of 75% of the Percentage Interests of the Limited Partners, excluding Limited Partners Interests held by the General Partner and all interests on account of the Preferred Units.

SECTION 14.2 MEETINGS OF THE PARTNERS

     A. Meetings of the Partners may be called by the General Partner and shall be called upon the receipt by the General Partner of a written request by Limited Partners holding twenty percent (20%) or more of the Partnership Interests (not including any interest on account of the Preferred Units). The call shall state the nature of the business to be transacted. Notice of any such meeting shall be given to all Partners not less than seven (7) days nor more than thirty (30) days prior to the date of such meeting. Partners may vote in person or by proxy at such meeting. Whenever the vote or Consent of the Partners is permitted or required under this Agreement, such vote or Consent may be given at a meeting of the Partners or may be given in accordance with the procedure prescribed in Section 14.1.A hereof. Except as otherwise expressly provided in this Agreement, the Consent of holders of a majority of the Percentage Interests held by Limited Partners (including Limited Partnership Interests held by the General Partner) shall control.

     B. Any action required or permitted to be taken at a meeting of the Partners may be taken without a meeting if a written consent setting forth the action so taken is signed by 75% of the Percentage Interests of the Partners (or such other percentage as is expressly required by this Agreement). Such consent may be in one instrument or in several instruments, and shall have the same force and effect as a vote of 75% of the Percentage Interests of the Partners (or such other percentage as is expressly required by this Agreement). Such consent shall be filed with the General Partner. An action so taken shall be deemed to have been taken at a meeting held on the effective date so certified.

     C. Each Limited Partner may authorize any Person or Persons to act for him by proxy on all matters in which a Limited Partner is entitled to participate, including waiving notice of any meeting, or voting or participating at a
meeting.   Every   proxy  must  be  signed  by  the   Limited   Partner  or  his
attorney-in-fact. No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Limited Partner executing it, such revocation to be effective upon the Partnership's receipt of or written notice such revocation from the Limited Partner executing such proxy.

     D. Each meeting of the Partners shall be conducted by the General Partner or such other Person as the General Partner may appoint pursuant to such rules for the conduct of the meeting as the General Partner or such other Person deems appropriate. Without limitation, meetings of Partners may be conducted in the same manner as meetings of the shareholders of the Gables Trust and may be held at the same time, and as part of, meetings of the shareholders of the Gables Trust.

     E. The Series A Preferred Units do not have any voting rights with respect to the Partnership, except that any action which would alter the economic rights or preferences of the Series A Preferred Units in a manner which, if done with respect to the Gables Trust Series A Preferred Shares would require a separate class vote of such shares, shall only be taken if such separate class of shares approves of such action by a vote taken in accordance with applicable law.

     F. The Series Z Preferred Units do not have any voting rights with respect to the Partnership, except that any action which would alter the economic rights or preferences of the Series Z Preferred Units in a manner which, if done with respect to the Gables Trust Series Z Preferred Shares would require a separate class vote of such shares, shall only be taken if such separate class of shares approves of such action by a vote taken in accordance with applicable law.

     G. The Series B Preferred Units do not have any voting rights with respect to the Partnership other than as set forth in Exhibit F and except that any action which would alter the economic rights or preferences of the Series B Preferred Units in a manner which, if done with respect to the Gables Trust Series B Preferred Shares would require a separate class vote of such shares shall only be taken if such separate class of shares approves of such action by a vote taken in accordance with applicable law.


                                   ARTICLE 15
                               GENERAL PROVISIONS

SECTION 15.1 ADDRESSES AND NOTICE

Any notice, demand, request or report required or permitted to be given or made to a Partner or Assignee under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written communication to the Partner or Assignee at the address set forth in Exhibit A or such other address of which the Partner shall notify the General Partner in writing.

SECTION 15.2 TITLES AND CAPTIONS

All article or section titles or captions in this Agreement are for convenience only. They shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof. Except as specifically provided otherwise, references to "Articles" and "Sections" are to Articles and Sections of this Agreement.

SECTION 15.3 PRONOUNS AND PLURALS

Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

SECTION 15.4 FURTHER ACTION

The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

SECTION 15.5 BINDING EFFECT

This  Agreement  shall be binding  upon and inure to the  benefit of the parties
hereto  and  their   heirs,   executors,   administrators,   successors,   legal
representatives and permitted assigns.

SECTION 15.6 CREDITORS

Other than as expressly set forth herein with respect to the Indemnitees, none of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Partnership.

SECTION 15.7 WAIVER

No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

SECTION 15.8 COUNTERPARTS

This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto.

SECTION 15.9 APPLICABLE LAW

This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

SECTION 15.10 INVALIDITY OF PROVISIONS

If  any  provision  of  this  Agreement  is  or  becomes  invalid,   illegal  or
unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

SECTION 15.11 ENTIRE AGREEMENT

This Agreement contains the entire understanding and agreement among the Partners with respect to the subject matter hereof and supersedes the Prior Agreement and any other prior written or oral understandings or agreements among them with respect thereto.

SECTION 15.12 GUARANTY BY THE GABLES TRUST

The Gables  Trust  unconditionally  and  irrevocably  guarantees  to the Limited
Partners the performance by the General Partner of the General Partner's obligations under this agreement. This guarantee is exclusively for the benefit of the Limited Partners and shall not extend to the benefit any creditor of the Partnership.

     IN WITNESS WHEREOF, the parties hereto have executed this Fourth Amended and Restated Agreement of Limited Partnership as of the date first written above.

                           GENERAL PARTNER:

                           Gables GP, Inc.


                           By:   /s/ Marvin R. Banks, Jr.
                              ----------------------------------
                               Marvin R. Banks, Jr.
                               Chief Financial Officer


                          THE LIMITED PARTNERS AS SET FORTH ON EXHIBIT A HERETO:


                           By: Gables GP, Inc., as attorney-in-fact pursuant to the power of attorney set forth in Section
                                   2.4 hereof

                           By:     /s/ Marvin R. Banks, Jr.
                                   ----------------------------------
                                   Marvin R. Banks, Jr.
                                   Chief Financial Officer

                                    EXHIBIT A

                PARTNERS CONTRIBUTIONS AND PARTNERSHIP INTERESTS

                         [MAINTAINED IN COMPANY'S FILES]

                                    EXHIBIT B

                           CAPITAL ACCOUNT MAINTENANCE

1. CAPITAL ACCOUNTS OF THE PARTNERS

     A. The Partnership shall maintain for each Partner a separate Capital Account in accordance with the rules of Regulations Section 1.704-1(b)(2)(iv). Such Capital Account shall be increased by (i) the amount of all Capital Contributions and any other deemed contributions made by such Partner to the Partnership pursuant to this Agreement and (ii) all items of Partnership income and gain (including income and gain exempt from tax) computed in accordance with
Section 1.B hereof and allocated to such Partner pursuant to Section 6.1.A of the Agreement and Exhibit C hereof, and decreased by (x) the amount of cash or Agreed Value of all actual and deemed distributions of cash or property made to such Partner pursuant to this Agreement and (y) all items of Partnership deduction and loss computed in accordance with Section 1.B hereof and allocated to such Partner pursuant to Section 6.1.B of the Agreement and Exhibit C hereof.

     B. For purposes of computing the amount of any item of income, gain, deduction or loss to be reflected in the Partners' Capital Accounts, unless otherwise specified in this Agreement, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for federal income tax purposes determined in accordance with Section 703(a) of the Code (for this purpose all items of income, gain, loss or deduction required to be stated separately pursuant to
Section 703(a)(1) of the Code shall be included in taxable income or loss), with the following adjustments:

          (1) Except as otherwise provided in Regulations Section 1.704-1(b)(2)(iv)(m), the computation of all items of income, gain, loss and deduction shall be made without regard to any election under Section 754 of the Code which may be made by the Partnership, provided that the amounts of any adjustments to the adjusted bases of the assets of the Partnership made pursuant to
               Section 734 of the Code as a result of the distribution of property by the Partnership to a Partner (to the extent that such adjustments have not previously been reflected in the Partners' Capital Accounts) shall be reflected in the Capital Accounts of the Partners in the manner and subject to the limitations prescribed in Regulations Section 1.704(b)(2)(iv)(m)(4).

          (2) The computation of all items of income, gain, and deduction shall be made without regard to the fact that items described in Sections 705(a)(1)(B) or 705(a)(2)(B) of the Code are not includable gross income or are neither currently deductible nor capitalized for federal income tax purposes.

          (3) Any income, gain or loss attributable to the taxable disposition of any Partnership property shall be determined as if the adjusted basis of such property as of such date of disposition were equal in amount to the Partnership's Carrying Value with respect to such property as of such date.

          (4) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such fiscal year.

          (5) In the event the Carrying Value of any Partnership Asset is adjusted pursuant to Section 1.D hereof, the amount of any such adjustment shall be taken into account as gain or loss from the disposition of such asset.

          (6) Any items specifically allocated under Section 2 of Exhibit C hereof shall not be taken into account.

     C. A transferee (including an Assignee) of a Partnership Unit shall succeed to a pro rata portion of the Capital Account of the transferor.

     D.
          (1) Consistent with the provisions of Regulations Section 1.704-1(b)(2)(iv)(f), and as provided in Section 1.D(2), the Carrying Value of all Partnership assets shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, as of the times of the adjustments provided in Section 1.D(2) hereof, as if such Unrealized Gain or Unrealized Loss had been recognized on an actual sale of each such property and allocated pursuant to
               Section 6.1 of the Agreement.

          (2) Such adjustments shall be made as of the following times: (a) immediately prior to the acquisition of an additional interest in the Partnership by any new or existing Partner in exchange for more than a de minimis Capital Contribution; (b) immediately prior to the distribution by the Partnership to a Partner of more than a de minimis amount of property as consideration for an interest in the Partnership; and (c) immediately prior to the liquidation of the Partnership within the meaning of Regulations
               Section 1.704-1(b)(2)(ii)(g), provided, however, that adjustments pursuant to clauses (a) and (b) above shall be made only if the General Partner determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership.

          (3) In accordance with Regulations Section 1.704-1(b)(2)(iv)(e), the Carrying Value of Partnership assets distributed in kind shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Partnership property, as of the time any such asset is distributed.

          (4) In determining Unrealized Gain or Unrealized Loss for purposes of this Exhibit B, the aggregate cash amount and fair market value of all Partnership assets (including cash or cash equivalents) shall be determined by the General Partner using such reasonable method of valuation as it may adopt, or in the case of a liquidating distribution pursuant to Article 13 of the Agreement, shall be determined and allocated by the Liquidator using such reasonable methods of valuation as it may adopt. The General Partner, or the Liquidator, as the case may be, shall allocate such aggregate value among the assets of the Partnership (in such manner as it determines in its sole and absolute discretion to arrive at a fair market value for individual properties).

     E. The provisions of this Agreement (including this Exhibit B and other Exhibits to this Agreement) relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulations. In the event the General Partner shall determine that it is prudent to modify (i) the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities which are secured by contributed or distributed property or which are assumed by the Partnership, the General Partner, or the Limited Partners) are computed or (ii) the manner in which items are allocated among the Partners for federal income tax purposes in order to comply with such Regulations or to comply with Section 704(c) of the Code, the General Partner may make such modification without regard to
Article 14 of the Agreement, provided that it is not likely to have a material effect on the amounts distributable to any Person pursuant to Article 13 of the Agreement upon the dissolution of the Partnership. The General Partner also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the partners and the amount of Partnership capital reflected on the Partnership's balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b)(2)(iv)(q), and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Regulations Section 1.704-1(b). In addition, the General Partner may adopt and employ such methods and procedures for (i) the maintenance of book and tax capital accounts,
(ii) the determination and allocation of adjustments under Sections 704(c), 734 and 743 of the Code, (iii) the determination of Net Income, Net Loss, taxable income, taxable loss and items thereof under this Agreement and pursuant to the Code, (iv) the adoption of reasonable conventions and methods for the valuation of assets and the determination of tax basis, (v) the allocation of asset value and tax basis, and (vi) conventions for the determination of cost recovery, depreciation and amortization deductions, as it determines in its sole discretion are necessary or appropriate to execute the provisions of this Agreement and to comply with federal and state tax laws.

2. NO INTEREST

No interest shall be paid by the Partnership on Capital Contributions or on balances in Partners' Capital Accounts.

3. NO WITHDRAWAL

No Partner shall be entitled to withdraw any part of his Capital Contribution or his Capital Account or to receive any distribution from the Partnership, except as provided in Articles 4, 5, 7 and 13 of the Agreement.

                                    EXHIBIT C

                            SPECIAL ALLOCATION RULES

1. SPECIAL ALLOCATION RULES

Notwithstanding any other provision of the Agreement or this Exhibit C, the following special allocations shall be made in the following order:

     A. MINIMUM GAIN CHARGEBACK. Notwithstanding the provisions of Section 6.1 of the Agreement or any other provisions of this Exhibit C, if there is a net decrease in Partnership Minimum Gain during any Partnership taxable year, each Partner shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Partner's share of the net decrease in Partnership Minimum Gain, as determined under Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(f)(6). This Section 1.A is intended to comply with the minimum gain chargeback requirements in Regulations Section 1.704-2(f) and shall be interpreted consistently therewith. Solely for purposes of this Section 1.A, each Partner's Adjusted Capital Account Deficit shall be determined prior to any other allocations pursuant to Section
6.1 of Partner Minimum Gain during such Partnership taxable year.

     B. PARTNER MINIMUM GAIN CHARGEBACK.  Notwithstanding any other provision of
Section 6.1 of this Agreement or any other provisions of this Exhibit C  (except
Section 1.A hereof), if there is a net decrease in Partner Minimum Gain attributable to a Partner Nonrecourse Debt during any Partnership taxable year, each Partner who has a share of the Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.702-2(i)(5), shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Partner's share of the net decrease in Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(i)(4). This Section 1.B is intended to comply with the minimum gain chargeback requirement in such Section of the Regulations and shall be interpreted consistently therewith. Solely for purposes of the
Section 1.B, each Partner's Adjusted Capital Account Deficit shall be determined prior to any other allocations pursuant to Section 6.1 of the Agreement or this Exhibit with respect to such Partnership taxable year, other than allocations pursuant to Section 1.A hereof.

     C. QUALIFIED INCOME OFFSET. In the event any Partner unexpectedly receives any adjustments, allocations or distributions described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or 1.704-1(b)(2)(ii)(d)(6),
and after giving effect to the allocations required under Sections 1.A and 1.B hereof, such Partner has an Adjusted Capital Account Deficit, items of Partnership income and gain (consisting of a pro rate portion of each item of Partnership income, including gross income and gain for the Partnership taxable year) shall be specifically allocated to such Partner in an amount and manner sufficient to eliminate, to the extent required by the Regulations, its Adjusted Capital Account Deficit created by such adjustments, allocations or distributions as quickly as possible.

     D. NONRECOURSE DEDUCTIONS. Nonrecourse Deductions for any Partnership taxable year shall be allocated to the Partners in accordance with their respective Percentage Interests. If the General Partner determines in its good faith discretion that the Partnership's Nonrecourse Deductions must be allocated in a different ratio to satisfy the safe harbor requirements of the Regulations promulgated under Section 704(b) of the Code, the General Partner is authorized, upon notice to the Limited Partners, to revise the prescribed ratio to the numerically closest ratio for such Partnership taxable year which would satisfy such requirements.

     E. PARTNER NONRECOURSE DEDUCTIONS. Any Partner Nonrecourse Deductions for any Partnership taxable year shall be specially allocated to the Partner who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Regulations Section 1.704-2(i).

     F. CODE SECTION 754 ADJUSTMENTS. To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Section 734(b) or 743(b) of the Code is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis, and such item of gain or loss shall be specially allocated to the Partners in a manner consistent with the manner in which their Capital
Accounts  are  required  to  be  adjusted   pursuant  to  such  Section  of  the
Regulations.

     G. CURATIVE ALLOCATIONS. The allocations set forth in Section 1.A through F of this Exhibit C (the "Regulatory Allocations") are intended to comply with certain requirements of the Regulations under section 704(b) of the Code. The Regulatory Allocations may not be consistent with the manner in which the Partners intend to divide Partnership distributions. Accordingly, the General Partner is hereby authorized to divide other allocations of income, gain, deduction and loss among the Partners so as to prevent the Regulatory Allocations from distorting the manner in which Partnership distributions will be divided among the Partners. In general, the Partners anticipate that this will be accomplished by specially allocating other items of income, gain, loss and deduction among the Partners so that the net amount of the Regulatory Allocations and such special allocations to each person is zero. However, the General Partner will have discretion to accomplish this result in any reasonable manner; provided, however, that no allocation pursuant to this Section 1.G shall cause the Partnership to fail to comply with the requirements of Regulations sections 1.704-1(b)(2)(ii)(d), -2(e) or -2(i).

2. ALLOCATIONS FOR TAX PURPOSES

     A. Except as otherwise provided in this Section 2, for federal income tax purposes, each item of income, gain, loss and deduction shall be allocated among the Partners in the same manner as its correlative item of "book" income, gain, loss or deduction is allocated pursuant to Section 6.1 of the Agreement and
Section 1 of this Exhibit C.

     B. In an attempt to eliminate Book-Tax Disparities attributable to a Contributed Property or Adjusted Property, items of income, gain, loss, and deduction shall be allocated for federal income tax purposes among the Partners as follows:

          (1)  (a)  In  the  case  of  a   Contributed   Property,   such  items
                    attributable thereto shall be allocated among the Partners consistent with the principles of Section 704(c) of the Code and the Regulations thereunder to take into account the variation between the 704(c) Value of such property and its adjusted basis at the time of contribution; and

               (b) Any item of Residual Gain or Residual Loss attributable to a Contributed Property shall be allocated among the Partners in the same manner as its correlative item of "book" gain or loss is allocated pursuant to Section 6.1 of the Agreement and Section 1 of this Exhibit C.

          (2)  (a) In the case of an Adjusted Property, such items shall

                    (1) first, be allocated among the Partners in a manner consistent with the principles of Section 704(c) of the Code and the Regulations thereunder to take into account the Unrealized Gain or Unrealized Loss attributable to such property and the allocations thereof pursuant to Exhibit B, and

                    (2) second, in the event such property was originally a Contributed Property, be allocated among the Partners in a manner consistent with Section 2.B(1) of this Exhibit C; and

               (b) any item of Residual Gain or Residual Loss attributable to an Adjusted Property shall be allocated among the Partners in the same manner its correlative item of "book" gain or loss is allocated pursuant to Section 6.1 of the Agreement and Section 1 of this Exhibit C.

          (3) all other items of income, gain, loss and deduction shall be allocated among the Partners the same manner as their correlative item of "book" gain or loss is allocated pursuant to Section 6.1 of the Agreement and Section 1 of the Exhibit C.

     C. To the extent  that the  Treasury  Regulations  promulgated  pursuant to
Section 704(c) of the Code permit the Partnership to utilize alternative methods to eliminate the disparities between the Carrying Value of property and its adjusted basis, the General Partner shall have the authority to elect the method to be used by the Partnership and such election shall be binding on all Partners. It is anticipated that the General Partner will elect the "traditional method" under Section 704(c) of the Code with respect to property contributed as of January 26, 1994.

3. NO WITHDRAWAL

No Partner shall be entitled to withdraw any part of his Capital Contribution or his Capital Account or to receive any distribution from the Partnership, except as provided in Articles 4, 5, 8 and 13 of the Agreement.

                                    EXHIBIT D

                          VALUE OF CONTRIBUTED PROPERTY


Underlying Property               704(c) Value                   Agreed Value



                           [Intentionally Left Blank]

                                    EXHIBIT E

                              NOTICE OF REDEMPTION

     The undersigned Limited Partner hereby irrevocably (i) redeems __________ Limited Partnership Units in Gables Limited Partnership in accordance with the terms of the Amended and Restated Agreement of Limited Partnership of Gables Limited Partnership and the Redemption Right referred to therein, (ii) surrenders such Limited Partnership Units and all right, title and interest therein, and (iii) directs that the Cash Amount of REIT Shares Amount (as determined by the General Partner) deliverable upon exercise of the Redemption Right be delivered to the address specified below, and if REIT Shares are to be delivered, such REIT Shares be registered or placed in the name(s) and at the address(es) specified below. The undersigned hereby, represents, warrants, and certifies that the undersigned (a) has marketable and unencumbered title to such Limited Partnership Units, free and clear of the rights or interests of any other person or entity, (b) has the full right, power, and authority to redeem and surrender such Limited Partnership Units as provided herein, and (c) has obtained the consent or approval of all person or entities, if any, having the right to consent or approve such redemption and surrender.

Dated:_________________________

Name of Limited Partner:____________________________________
                                  Please Print

                        ____________________________________
                           (Signature of Limited Partner)

                        ____________________________________
                                  (Street Address)

                        ____________________________________
                        (City)      (State)       (Zip Code)

                             Signature Guaranteed by:

                        ____________________________________

If REIT Shares are to be issued, issue to:

Name:_________________________________


Please insert social security or identifying number:__________________

                                    EXHIBIT F

                     ESTABLISHING AND FIXING THE RIGHTS AND
                     PREFERENCES OF SERIES B PREFERRED UNITS


(1) DESIGNATION AND NUMBER. A series of Preferred Units, designated the "Series B Preferred Units" (the "Series B Preferred Units"), is hereby established. The number of Series B Preferred Units hereby authorized shall be 2,000,000. All capitalized terms used herein and not otherwise defined shall have the respective meanings assigned thereto in the Agreement.

(2) RANK. The Series B Preferred Units shall, with respect to distribution rights and rights upon liquidation, dissolution or winding up of the Partnership, rank (a) senior to all equity securities issued by the Partnership ranking junior to such Series B Preferred Units, including without limitation the Series Z Preferred Units; (b) on a parity with all other equity securities issued by the Partnership the terms of which specifically provide that such equity securities rank on a parity with the Series B Preferred Units, including without limitation the Series A Preferred Units; and (c) junior to all equity securities issued by the Partnership the terms of which specifically provide that such equity securities rank senior to the Series B Preferred Units. The term "equity securities" shall not include convertible debt securities.

(3) DISTRIBUTIONS.

     (a) Holders of the then outstanding Series B Preferred Units shall be entitled to receive out of Available Cash, when as and if declared by the Partnership acting through the General Partner, cumulative preferential cash distributions at the rate of 8.625% of the original capital contribution of $25.00 per Series B Preferred Unit per annum (equivalent to a fixed annual amount of $2.15625 per unit) (the "Series B Preference Return"). Such distributions shall be cumulative from the first date on which any Series B Preferred Units are issued and shall be payable (i) quarterly in arrears on or before March 15, June 15, September 15 and December 15 of each year and (ii) in the event of an exchange of Series B Preferred Units into shares of Gables Trust's 8.625% Series B Cumulative Redeemable Preferred Shares ("Gables Trust Series B Preferred Shares") on the exchange date (each, a "Distribution Payment Date"). If a Distribution Payment Date is not a Business Day, then payment of the distribution to be made on such date will be made on the next succeeding day that is a Business Day (and without interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the originally designated Distribution Payment Date. The quarterly period between Distribution Payment Dates is referred to herein as a "distribution period" and the distribution which shall accrue in respect of any full distribution period shall be $0.5390625 regardless of the actual number of days in such full distribution period. The first distribution, which will be paid on December 15, 1998, will be for less than a full quarter. Such distribution and any distribution payable on the Series B Preferred Units for any partial distribution period will be prorated and computed on the basis of a 360-day year consisting of twelve 30-day months. Distributions will be payable to holders of record as they appear in the records of the Partnership at the close of business on the applicable record date, which shall be the first day of the calendar month in which the applicable Distribution Payment Date falls or on such other date designated by the Board of Trustees of Gables Trust as the record date for the payment of dividends with respect to the Series A Preferred Shares that is not more than 30 nor less than 10 days prior to such Distribution Payment Date (each, a "Distribution Record Date").

     (b) No distributions on Series B Preferred Units shall be paid or set apart for payment by the Partnership at such time as the terms and provisions of any agreement of the Partnership, including any debt instrument or other agreement relating to its indebtedness, prohibits such payment or setting apart for payment or provides that such payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such payment shall be restricted or prohibited by law.

     (c) Notwithstanding the foregoing, distributions on the Series B Preferred Units shall accrue whether or not the terms and provisions set forth in Section 3(b) hereof at any time prohibit the current payment of distributions, whether or not the Partnership has earnings and whether or not there are funds legally available for the payment of such distributions. Accrued but unpaid distributions on the Series B Preferred Units will accumulate as of the Distribution Payment Date on which they first become payable.

     (d) Except as provided in Section 3(e) below, no distributions will be paid or set apart for payment on any equity securities of the Partnership ranking, as to distributions, on a parity with or junior to the Series B Preferred Units (other than a distribution in equity securities of the Partnership ranking junior to the Series B Preferred Units as to distributions and upon liquidation) for any period unless full cumulative distributions have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for such payment on the Series B Preferred Units for all past distribution periods and the then current distribution period.

     (e) When distributions are not paid in full (and a sum sufficient for such full payment is not so set apart) upon the Series B Preferred Units and the units of any other series of Preferred Units ranking on a parity as to distributions with the Series B Preferred Units, all distributions declared upon the Series B Preferred Units and any other series of Preferred Units ranking on a parity as to distributions with the Series B Preferred Units shall be declared pro rata so that the amount of distributions declared per unit of Series B Preferred Units and such other series of Preferred Units shall in all cases bear to each other the same ratio that accrued distributions per unit on the Series B Preferred Units and such other series of Preferred Units (which shall not include any accrual in respect of unpaid distributions for prior distribution periods if such Preferred Units do not have a cumulative distribution) bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any distribution payment or payments on Series B Preferred Units which may be in arrears.

     (f) Except as provided in the immediately preceding paragraph, unless full cumulative distributions on the Series B Preferred Units have been or contemporaneously are paid or a sum sufficient for the payment thereof is set apart for payment for all past distribution periods and the then current distribution period, no distributions (other than in equity securities ranking junior to the Series B Preferred Units as to distributions and upon liquidation) shall be declared or paid or set aside for payment, nor shall any other distribution be declared or made, upon any equity securities of the Partnership ranking junior to or on a parity with the Series B Preferred Units as to distributions or upon liquidation, nor shall any equity securities of the Partnership ranking junior to or on a parity with the Series B Preferred Units as to distributions or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such equity securities) by the Partnership (except by conversion into or exchange for other equity securities of the Partnership ranking junior to the Series B Preferred Units as to distributions and upon liquidation).

     (g) Notwithstanding anything to the contrary set forth herein, distributions on equity securities of the Partnership held by Gables Trust ranking junior to or on a parity with the Series B Preferred Units may be made, without preserving the priority of distributions described in Sections 3(d), 3(e) and 3(f) hereof, but only to the extent such distributions are required to preserve the real estate investment trust status of Gables Trust.

     (h) Any distribution payment made on Series B Preferred Units shall first be credited against the earliest accrued but unpaid distribution due with respect to such units which remains payable. Holders of the Series B Preferred Units shall not be entitled to any distribution, whether payable in cash, property or securities in excess of full cumulative distributions on the Series B Preferred Units as described above.

(4) LIQUIDATION PREFERENCE.

     (a) Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Partnership, distributions on the Series B Preferred
Units  shall  be  made  in  accordance  with  Section  13.2  of the  Partnership
Agreement.

     (b) In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, the available assets of the Partnership are insufficient to pay the amount of the liquidating distributions on all outstanding Series B Preferred Units and the corresponding amounts payable on all equity securities of the Partnership ranking on a parity with the Series B Preferred Units in the distribution of assets, then the holders of the Series B Preferred Units and all other such equity securities shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

     (c) After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series B Preferred Units will have no right or claim to any of the remaining assets of the Partnership.

     (d) Written notice of any such liquidation, dissolution or winding up of the Partnership, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage pre-paid, not less than 30 nor more than 60 days prior to the payment date stated therein, to each record holder of the Series B Preferred Units at the respective addresses of such holders as the same shall appear on the records of the Partnership.

     (e) The consolidation or merger of the Partnership with or into any other corporation, trust or entity or of any other corporation with or into the Partnership, or the sale, lease or conveyance of all or substantially all of the property or business of the Partnership, shall not be deemed to constitute a liquidation, dissolution or winding up of the Partnership.

(5) REDEMPTION.

     (a) The Series B Preferred Units are not redeemable prior to November 15, 2003. On and after November 15, 2003, the Partnership, at its option and upon not less than 30 nor more than 60 days' written notice, may redeem the Series B Preferred Units, in whole or in part, at any time or from time to time, at a redemption price, payable in cash, equal to the Capital Account balance of the holder of Series B Preferred Units (the "Redemption Price"); provided, however, that no redemption pursuant to this Section 5 will be permitted if the Redemption Price does not equal or exceed the original capital contribution of such holder of $25.00 per Series B Preferred Unit, plus the cumulative Series B Preference Return to the redemption date (including accumulated, accrued, unpaid distributions for prior distribution periods) to the extent not previously distributed (except as provided in Section 5(c) below), without interest. If less than all of the outstanding Series B Preferred Units is to be redeemed, the Series B Preferred Units held by each holder to be redeemed shall equal such holder's pro rata share (based on the percentage of the aggregate number of outstanding Series B Preferred Units that the total number of Series B Preferred Units held by such holder represents) of the aggregate number of Series B Preferred Units being redeemed (as nearly as may be practicable without creating fractional units).

     (b) LIMITATIONS ON REDEMPTION.

          (i) The redemption price of the Series B Preferred Units (other than the portion thereof consisting of accrued and unpaid distributions) is payable solely out of the sale proceeds of capital stock of Gables Trust, which will be contributed by Gables Trust to the Partnership as an additional capital contribution, or out of the sale proceeds of equity securities of the Partnership, which may include other series of Preferred Units, and from no other source. For purposes of the preceding sentence, capital stock means any shares of beneficial interest of Gables Trust (including Common Shares and Preferred Shares, as defined in the Declaration of Trust), or any other interest, participation or other ownership interests (however designated) and any rights (other than debt securities convertible into or exchangeable for equity securities) or options to purchase any of the foregoing.

          (ii) Unless full cumulative distributions on all Series B Preferred Units shall have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past distribution periods and the then current distribution period, no Series B Preferred Units shall be redeemed unless all outstanding Series B Preferred Units are simultaneously redeemed, andthe Partnership shall not purchase or otherwise acquire directly or indirectly any Series B Preferred Units (except by exchange for units of the Partnership ranking junior to the Series B Preferred Units as to distributions and upon liquidation); provided, however, that the foregoing shall not prevent the purchase or acquisition of Series B Preferred Units pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Series B Preferred Units.

     (c) PAYMENT OF DISTRIBUTIONS IN CONNECTION WITH REDEMPTION. Immediately prior to any redemption of Series B Preferred Units, the Partnership shall pay, in cash, any accumulated and unpaid distributions through the redemption date, unless a redemption date falls after a Distribution Record Date and prior to the corresponding Distribution Payment Date, in which case each holder of Series B Preferred Units at the close of business on such Distribution Record Date shall be entitled to the distribution payable on such units on the corresponding Distribution Payment Date notwithstanding the redemption of such units before such Distribution Payment Date. Except as provided above, the Partnership will make no payment or allowance for unpaid distributions, whether or not in arrears, on Series B Preferred Units which are redeemed.

     (d) PROCEDURES FOR REDEMPTION.

          (i) Notice of redemption will be (A) given by publication in a newspaper of general circulation in the City of New York, such publication to be made once a week for two successive weeks commencing not less than 30 nor more than 60 days prior to the redemption date, and (B) mailed by the Partnership, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, addressed to the respective holders of record of the Series B Preferred Units to be redeemed at their respective addresses as they appear on the stock transfer records of the Partnership. No failure to give such notice or any defect thereto or in the mailing thereof shall affect the validity of the proceedings for the redemption of any Series B Preferred Units except as to the holder to whom notice was defective or not given.

          (ii) In addition to any information required by law or by the applicable rules of any exchange upon which Series B Preferred Units may be listed or admitted to trading, such notice shall state: (A) the redemption date; (B) the redemption price; (C) the number of Series B Preferred Units to be redeemed; (D) the place or places where the Series B Preferred Units are to be surrendered for payment of the redemption price; and (E) that distributions on the units to be redeemed will cease to accrue on such redemption date. If less than all of the Series B Preferred Units held by any holder are to be redeemed, the notice mailed to such holder shall also specify the number of Series B Preferred Units held by such holder to be redeemed.

          (iii)If notice of redemption of any Series B Preferred Units has been given and if the funds necessary for such redemption have been set aside by the Partnership in trust for the benefit of the holders of any Series B Preferred Units so called for redemption, then from and after the redemption date distributions will cease to accrue on such Series B Preferred Units, such Series B Preferred Units shall no longer be deemed outstanding and all rights of the holders of such units will terminate, except the right to receive the redemption price. Such Series B Preferred Units shall be redeemed by the Partnership at the redemption price plus any accrued and unpaid distributions payable upon such redemption.

          (iv) The  deposit  of funds with a bank or trust  corporation  for the
               purpose  of   redeeming   Series  B  Preferred   Units  shall  be
               irrevocable except that:

                    (A) the Partnership shall be entitled to receive from such bank or trust corporation the interest or other earnings, if any, earned on any money so deposited in trust, and the holders of any units redeemed shall have no claim to such interest or other earnings; and

                    (B) any balance of monies so deposited by the Partnership and unclaimed by the holders of the Series B Preferred Units entitled thereto at the expiration of two years from the applicable redemption dates shall be repaid, together with any interest or other earnings thereon, to the Partnership, and after any such repayment, the holders of the units entitled to the funds so repaid to the Partnership shall look only to the Partnership for payment without interest or other earnings.

(6) VOTING RIGHTS.

     (a) Holders of the Series B Preferred Units will not have any voting rights, except as set forth below or as otherwise from time to time required by law.

     (b) So long as any Series B Preferred Units remain outstanding, the Partnership shall not, without the affirmative vote of the holders of at least two-thirds of the Series B Preferred Units outstanding at the time, given in person or by proxy, either in writing or at a meeting (voting separately as a class), (i) authorize or create, or increase the authorized or issued amount of, any class or series of units of the Partnership ranking senior to the Series B Preferred Units with respect to payment of distributions or the distribution of assets upon liquidation, dissolution or winding up or reclassify any authorized units of the Partnership into any such units, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such units or (ii) amend, alter or repeal the provisions of the Agreement, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Series B Preferred Units or the holders thereof; provided, however, that with respect to the occurrence of any event set forth in (ii) above, so long as the Series B Preferred Units remain outstanding with the terms thereof materially unchanged or, if the Partnership is not the surviving entity in such transaction, are exchanged for a security of the surviving entity with terms that are materially the same as the Series B Preferred Units, the occurrence of any such event shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers of the holders of the Series B Preferred Units and; provided, further, that any increase in the amount of the authorized Preferred Units or the creation or issuance of any other series of Preferred Units, or any increase in the amount of authorized units of such series, in each case ranking on a parity with or junior to the Series B Preferred Units with respect to payment of distributions or the distribution of assets upon liquidation, dissolution or winding up, shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

     (c) The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required to be effected, all outstanding Series B Preferred Units shall have been redeemed or called for redemption upon proper notice and sufficient funds shall have been deposited in trust to effect such redemption.

(7) CERTAIN TRANSFER PROVISIONS

If Contributor concludes based on results or projected results that there exists (in the reasonable judgment of Contributor) an imminent and substantial risk that the Contributor's interest in the Partnership represents or will represent more than 19.5% of the total profits or capital interests in the Partnership for a taxable year (the "19.5% Limit") (determined in accordance with Treasury Regulations Section 1.731-2(e)(4)), then Contributor shall, subject to the above limitations, be permitted to transfer so much of its Series B Preferred Units to a Person or Persons satisfactory to the General Partner as may be appropriate to alleviate the risk of not satisfying the 19.5% Limit.

(8) EXCHANGE RIGHTS

     (a) The Series B Preferred Units will be exchangeable in whole but not in part unless expressly otherwise provided herein at any time on or after November 15, 2008, at the option of the holders of 51% of all outstanding Series B Preferred Units, for authorized but previously unissued Gables Trust Series B Preferred Shares at an exchange rate of one Gables Trust Series B Preferred Share from the General Partner, Gables Trust, the Partnership, or any combination of them for one Series B Preferred Unit, subject to adjustment as described below, provided that the Series B Preferred Units will become exchangeable at any time, in whole but not in part unless expressly otherwise provided herein, at the option of the holders of 51% of all outstanding Series B Preferred Units for Gables Trust Series B Preferred Shares (x) if at any time full distributions shall not have been timely made on any Series B Preferred Unit with respect to six (6) prior quarterly distribution periods, whether or not consecutive, provided, however, that a distribution in respect of Series B Preferred Units shall be considered timely made if made within two (2) Business Days after the applicable Series B Distribution Payment Date, or (y) upon receipt by a holder or holders of Series B Preferred Units of (A) notice from the General Partner that the General Partner has taken the position that the Partnership is, or upon the consummation of an identified event in the immediate future will be, a "Publicly Traded Partnership" (a "PTP") within the meaning of
Section 7704 of the Code and (B) an opinion rendered by independent counsel familiar with such matters addressed to a holder or holders of Series B Preferred Units, that the Partnership is or likely is, or upon the occurrence of a defined event in the immediate future will be or likely will be, a PTP. In addition, the Series B Preferred Units may be exchanged for Gables Trust Series B Preferred Shares, in whole but not in part at the option of the holders of 51% of all outstanding Series B Preferred Units after November 15, 2001 and prior to November 15, 2008 if such holders of Series B Preferred Units deliver to the General Partner either (A) a private letter ruling addressed to such holder of Series B Preferred Units or (B) an opinion of independent counsel based on the enactment of temporary or final Treasury Regulations or the publication of a Revenue Ruling, in either case to the effect that such exchange of the Series B Preferred Units at such earlier time would not cause the Series B Preferred Units to be considered "stock and securities" within the meaning of Section

351(e) of the Code for purposes of determining whether the holder of such Series B Preferred Units is an "investment company" under Section 721(b) of the Code if an exchange is permitted at such earlier date. Furthermore, the Series B Preferred Units, if Contributor so determines, may be exchanged in whole but not in part (regardless of whether held by Contributor) for Gables Trust Series B Preferred Shares if Contributor concludes based on results or projected results that there exists (in the reasonable judgment of Contributor) an imminent and substantial risk that the Contributor's interest in the Partnership represents or will exceed the 19.5% Limit.

     (b) Notwithstanding anything to the contrary set forth in Section 8(a), if an Exchange Notice (as defined herein) has been delivered as provided below, then the General Partner, Gables Trust, the Partnership, or any combination of them may, at their option, within ten (10) Business Days after receipt of the Exchange Notice, elect to cause the Partnership to redeem all or a portion of the outstanding Series B Preferred Units for cash in an amount equal to the Capital Account balance of the holders of Series B Preferred Units and all accumulated, accrued and unpaid distributions thereon to the date of redemption. If the foregoing election is to redeem fewer than all of the outstanding Series B Preferred Units, the number of Series B Preferred Units held by each holder to be redeemed shall equal such holder's pro rata share (based on the percentage of the aggregate number of outstanding Series B Preferred Units that the total number of Series B Preferred Units held by such holder represents) of the aggregate number of Series B Preferred Units being redeemed.

     (c) In the event an exchange of any Series B  Preferred  Units  pursuant to
Section 8(a) would violate the provisions on ownership limitation of the Gables Trust set forth in Article 5 of the Declaration of Trust, each holder of Series B Preferred Units shall be entitled to exchange, pursuant to the provisions of
Section 8(d), a number of Series B Preferred Units which would comply with the provisions on such ownership limitation of the Gables Trust ("Allowable Units") and any Series B Preferred Units not so exchanged (the "Excess Units") shall be redeemed by the Partnership for cash in an amount equal to the Capital Account balance of the holders of Series B Preferred Units and all accumulated, accrued and unpaid distributions thereon to the date of redemption attributable to such Excess Units; provided, however, that the Partnership shall have no obligation to redeem Excess Units for cash at such time as the terms and provisions of any agreement of the Partnership, including any debt instrument or other agreement relating to its indebtedness, prohibits such redemption or provides that such redemption would constitute a breach thereof or a default thereunder, or if such redemption shall be restricted or prohibited by law; and provided, further, that the Partnership shall have no obligation to redeem Excess Units for cash as provided above and the holder shall continue to retain Excess Units after the exchange of Allowable Units for Gables Trust Series B Preferred Shares if the requested exchange of Series B Preferred Units and related issuance of Gables Trust Series B Preferred Shares to such holder (whether the Contributor or a transferee, successor or assign of Contributor) would cause Gables Trust to fail to satisfy the requirements of Section 856(a)(6) of the Code.

     (d) Any exchange of Series B Preferred Units for Gables Trust Series B Preferred shares shall be exercised pursuant to a notice of exchange (the "Exchange Notice") delivered to the General Partner and Gables Trust by the holders of at least 51% of the outstanding Series B Preferred Units (or by Contributor in the case of an exchange pursuant to the last sentence of
Section 8(a) hereof) by (a) fax and (b) certified mail postage prepaid. The General Partner, Gables Trust and the Partnership, or any combination of them may effect any exchange of Series B Preferred Units, or cause the Partnership to redeem any portion of the Series B Preferred Units for cash pursuant to Section 8(b) or redeem Excess Units pursuant to Section 8(c), by delivering to each holder of record of Series B Preferred Units, within ten (10) Business Days following receipt of the Exchange Notice, (i) if the General Partner elects to cause the Partnership to acquire any of the Series B Preferred Units then outstanding, (1) certificates representing the Preferred Shares being issued in exchange for the Series B Preferred Units of such holder being exchanged and (2) a written notice stating (A) the redemption date, which may be the date of such written notice or any other date which is not later than sixty (60) days following the receipt of the Exchange Notice, (B) the redemption price, and
(C) that distributions on the Series B Preferred Units will cease to accrue on such redemption date, or (ii) if the General Partner elects to cause the Partnership to redeem all of the Series B Preferred Units then outstanding in exchange for cash, a Redemption Notice. Series B Preferred Units shall be deemed canceled (and any corresponding Partnership Interest represented thereby deemed terminated) simultaneously with the delivery of shares of Gables Trust Series B Preferred Shares (with respect to Series B Preferred Units exchanged) or simultaneously with the redemption date (with respect to Series B Preferred Units redeemed). Notwithstanding anything to the contrary contained herein, any and all Series B Preferred Units to be exchanged for Gables Trust Series B Preferred Stock pursuant to this Section 8 shall be so exchanged in a single transaction at one time. As a condition to exchange, the Gables Trust may require the holders of Series B Preferred Units to make such representations as may be reasonably necessary for the Gables Trust to establish that the issuance of Gables Trust Series B Preferred Shares pursuant to the exchange shall not be required to be registered under the Securities Act of 1933, as amended, or any state securities laws. Any Gables Trust Series B Preferred Shares issued pursuant to this Section 8 shall be delivered as shares which are duly authorized, validly issued, fully paid and nonassessable, free of any pledge, lien, encumbrance or restriction other than those provided in the Declaration of Trust, the Securities Act and relevant state securities or blue sky laws. The certificates representing the Gables Trust Series B Preferred Shares issued upon exchange of the Series B Preferred Units shall contain the following legend:

          THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT
          (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR (B) IF THE CORPORATION HAS BEEN FURNISHED WITH A SATISFACTORY OPINION OF COUNSEL FOR THE HOLDER OF THE SHARES REPRESENTED HEREBY, OR OTHER EVIDENCE SATISFACTORY TO THE CORPORATION, THAT SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION IS EXEMPT FROM THE PROVISIONS OF SECTION 5 OF THE ACT AND THE RULES AND REGULATIONS THEREUNDER.

     (e) In the event of an exchange of Series B Preferred Units for Gables Trust Series B Preferred Shares, an amount equal to the accrued and unpaid distributions to the date of exchange on any Series B Preferred Units tendered for exchange shall (i) accrue on the Gables Trust Series B Preferred Shares into which such Series B Preferred Units are exchanged, and (ii) continue to accrue on such Series B Preferred Units, which shall remain outstanding following such exchange, with the General Partner, Gables Trust, or the Partnership as applicable as the holder of such Series B Preferred Units.

     (f) Fractional Gables Trust Series B Preferred Shares are not to be issued upon exchange but, in lieu thereof, the General Partner, Gables Trust, or the Partnership, as applicable will pay a cash adjustment based upon the fair market value of the Gables Trust Series B Preferred Shares on the day prior to the exchange date as determined in good faith by the Board of Directors of the Gables Trust.

     (g)  In  case  the  Gables  Trust  shall  be a  party  to  any  transaction
(including, without limitation, a merger, consolidation, statutory share exchange, tender offer for all or substantially all of Gables Trust's capital stock or sale of all or substantially all of Gables Trust's assets), in each case as a result of which the Gables Trust Series B Preferred Shares will be converted into the right to receive shares of capital stock, other securities or other property (including cash or any combination thereof), each Series B Preferred Unit will thereafter be exchangeable into the kind and amount of shares of capital stock and other securities and property receivable (including cash or any combination thereof) upon the consummation of such transaction by a holder of that number of Gables Trust Series B Preferred Shares or fraction thereof into which one Series B Preferred Unit was exchangeable immediately prior to such transaction. Gables Trust may not become a party to any such transaction unless the terms thereof are consistent with the foregoing.

     (h) Except as provided above, the holders of the Series B Preferred Units shall not have any rights to convert such Series B Preferred Units into any other securities of, or interest in, the Partnership.

(9) NO SINKING FUND. No sinking fund shall be established for the retirement or redemption of Series B Preferred Units.